Gender Impact Statement

2025

New Nouveau Brunswick

Gender Impact Statement 2025

Province of New Brunswick
PO 6000, Fredericton NB E3B 5H1 CANADA
gnb.ca

ISBN 978-1-4605-4201-9

March 2025

Contents

What is the Gender Impact Statement?

The Gender Impact Statement (GIS) is an annual publication by the Government of New Brunswick that evaluates the potential impacts of government budget decisions on women, gender-diverse individuals, and equity-deserving groups. By leveraging the Gender-Based Analysis Plus (GBA+) framework, the GIS promotes transparency and accountability in fiscal planning. The GIS integrates intersectional analysis into the budgeting process, which contributes to inclusive decision-making that can benefit all New Brunswickers and contribute to a more just and equitable society.

We acknowledge that, despite our best efforts, this analysis can be subjective and is often limited by the availability of data, especially for certain diversity factors such as gender, race, sexual orientation, and disability.

Connection to GBA+

The GIS is rooted in the principles of GBA+—an intersectional policy lens that examines how government programs, policies, initiatives, and events may impact individuals of different genders and/or equity-deserving groups. Government has been committed to using GBA+ since 2016.

To date, over 4,100 GNB employees have taken part in GBA+ training, including deputy ministers, assistant deputy ministers, policy and operational directors, process improvement specialists, managers, and analysts. Specifically, in the 2024-2025 fiscal year, over 800 GNB employees participated in GBA+ training. Twenty-four (24) GBA+ Champions have been selected from across government departments to help their colleagues understand the value of GBA+ and look for opportunities to incorporate GBA+ into their work. A GBA+ community of practice (COP) has also been created with 97 employees as members. The COP provides a wider exposure to the topic and allows colleagues to share best practices and further collaborate.

In addition to providing GBA+ training to government, we have created an accessible GBA+ tool and guide that is available online for public use to further promote gender equality, diversity and inclusion in the private sector.

Diversity in New Brunswick

Population

According to Statistics Canada, New Brunswick's population was estimated at 857,381 as of October 1, 2024[1], an increase of nearly 76,000 individuals relative to five years prior (October 2019). In July 2024, during the last annual population breakdown of New Brunswick by gender, the results were split nearly evenly between men (49.5%) and women (50.5%), with women slightly outnumbering men, due to the longer life expectancy of women[2]. The majority of the province's growth in recent years has been driven

by international migration. At the time of the 2021 Census[3], immigrants accounted for 5.8% (44,125 people) of the population, while non-permanent residents accounted for 1.4% (10,860 people).

Between October 1, 2023, and September 30, 2024, 16,229 immigrants were admitted to New Brunswick, while the number of non-permanent residents in the province decreased by 9,198[4]. During this same time, the province also saw a net gain of 1,249 individuals from other parts of Canada[5]. As of July 2024, 23.0% of the province's population was aged 65 years or over (196,181 individuals; 91,529 men +, 104,652 women+), the second highest proportion among the provinces and territories[6].

Education

New Brunswick females are more likely than males to have completed high school and attained a university degree. According to 2024 Labour Force Survey, 130,400 New Brunswickers aged 25 to 64 years (74,600 males, and 56,000 females) had a high school diploma or less as their highest educational credential, while 174,900 (86,100 males and 88,700 females) had a post-secondary certificate or diploma, and 124,200 had a university degree (51,500 males and 72,800 females).[7]

According to the 2021 Census:

- 31,475 (70.5% men+[8] and 29.5% women+[9]) had an apprenticeship or a trades certificate or diploma
- 108,710 (42.9% men+ and 57.1% women+) had college, CEGEP or other non-university certificates or diplomas
- 7,670 (39.0% men+ and 61.0% women+) had university certificates or diploma below bachelor level
- 94,140 (40.8% men+ and 59.2% women+) had bachelor's degrees or higher[10]

Income & Labour Force

Throughout 2024, an average of 57.5% of working-age (15+) women were participating in the labour force at any given time. This was roughly on par with the rate seen in 2023 of 57.4% but was slightly below the rate seen immediately before the pandemic of 57.7% (in 2019). This slight decrease was attributable to the effects of population aging. On the other hand, the participation rate among men in 2024 (63.8%) was slightly above the rate seen in 2022 (63.5%) but was noticeably down relative to 2019 (65.2%). This decrease was also attributable to the effects of population aging. As of 2024, the unemployment rate among women was 5.6%, up from the 5.0% seen in 2023, but still below the pre-pandemic (2019) rate of 6.8%. Among men, the unemployment rate in the province was 8.4% in 2024, well above the female rate, and up compared to 2023 (8.0%) but still below the rate in 2019 (9.5%)[11].

According to 2022 tax filer data, New Brunswick had 639,300 income recipients over the age of 15 (49% male and 51% female). The median after-tax income for women+ was $31,580 and $39,680 for men+. In addition, the number of residents receiving $100,000 or more after taxes in 2022 was 24,450 (29% women+ and 71% men+)[12].

In 2024, Statistics Canada indicated a wage gap in New Brunswick of 7.3%, with females earning an average of $29.17 per hour, and males earning an average of $31.48 per hour. This gap was unchanged

from 2023. At a national level, the 2024 wage gap was 12.6%. The gap in hourly wages between males and females in the province has narrowed significantly over time. In 2000, the wage gap was 22.5%[13].

According to Census 2021, women+ were more than three times (3.27x) more likely to be a one-parent family household in New Brunswick. 28,480 women+ were leading one-parent families compared to just 8,690 men+. Women+ also occupy most of the caregiving and administration positions and are still underrepresented in male-dominated careers. As of 2024, 81.6% of health occupations and 73.2% of business and administrative workers in New Brunswick were female compared to only 4.6% female representation in trades and related occupations[14].

Caring for children is one factor that contributes to the lower levels of labour force participation, higher rates of part-time employment, and higher absence rates that are seen among females.

Between January 2023 and December 2024 (24-month average):

- There were nearly three times as many mothers not in the labour force as there were fathers in this group. This ratio was even higher for parents of children aged 0 to 5.
- There were approximately fifteen times as many females who reported working part-time for child care related reasons compared to males.
- Females were nearly four times as likely as males to be absent from work for personal or family related reasons[15].

Poverty, Affordability, & Housing Insecurity

In 2022, 11.3% of New Brunswick women and 10.4% of New Brunswick men were considered low income. Where the rate for women is slightly below the rate seen immediately before the pandemic (down from 11.6% in 2019), the opposite is true for men, for whom the rate has increased in recent years (up from 8.1% in 2019).[16]

Using the Canadian Living Wage Framework (based on a family of four with two working parents and two children aged 2 and 7), the Human Development Council (HDC) calculated the living wage for New Brunswick in 2024 was $24.62 per hour.[17] This could trend up or down depending on the specific city or location. The HDC defines a living wage as the hourly rate required by each income earner in the household to satisfy basic needs and live with dignity while enjoying a decent quality of life. The Living Wage Framework includes 10 monthly expense categories: childcare, clothing and footwear, contingency/emergency, food, shelter, healthcare, household expenses, parent education, transportation, and social inclusion. Living wage differs from minimum wage, which is the legislated minimum amount employers are allowed to pay their workers. The current minimum wage in New Brunswick is $15.30 and is typically adjusted to reflect rising costs of living.

The HDC reports on rates of homelessness in three of the largest cities in the province, Saint John, Moncton, and Fredericton. In January 2025, there were 272 individuals experiencing chronic homelessness in Saint John, 484 in Moncton, and 237 in Fredericton.[18]

Although there are gaps in the data available in terms of the demographic breakdown of unhoused individuals in New Brunswick, national data on homelessness suggests some groups are more impacted than others. For example, over 60% of those experiencing housing insecurity in Canada in 2020-2022 were men[19]. Indigenous and Black communities are also disproportionately impacted by homelessness

in Canada. Although Indigenous people made up approximately 5% of the national population in 2021, they accounted for 35% of unhoused individuals between 2020 and 2022[20]. Black people are also at greater risk of homelessness and may be up to twice as likely as white people to experience housing insecurity in Canada[21]. Women and gender-diverse people face unique challenges with housing insecurity. Because the homelessness sector was historically designed to serve single adult men, these groups are often underserved. As a result, they are more likely to rely on precarious options or relational connections to avoid unsheltered homelessness, leading to higher rates of hidden homelessness.[22]

Official Languages

Respecting language proficiency, the 2021 Census identified 34% of the New Brunswick population could speak both English and French. However, French was the first official language of 30% of the population (229,330 people) with the majority of Francophones living in the Campbellton-Miramichi (41%) and Moncton-Richibucto (36%) regions. Although 2021 Census data indicates that the percentage of New Brunswickers speaking predominantly French at home is dropping, the number of French-speaking new permanent residents in New Brunswick increased from 2,315 in 2022 to 2,935 in 2023[23].

Persons Living with a Disability

As of 2022, 221,900 New Brunswickers aged 15 and over reported having a disability or multiple disabilities. This represented 35.3% of the province's population aged 15 and over and is the second highest percentage in the country across all age groups, which includes the national average of 27.0%[24]. This represents an increase from 26.7% in 2017 and could be partially attributed to both the aging population and a large increase in mental health related disabilities among youth and working-age adults. The most common types of disabilities among New Brunswick's working-age population were those related to mental health, pain, flexibility, and mobility. In New Brunswick, working-age people with a disability have a 63.9% employment rate compared with 79.1% for people without a disability. New Brunswick has seen a 7.5% increase in the labour force participation rate amongst persons with disabilities between 2016 and 2021. The participation rate for working-age persons with disabilities (69.6%) aligns with the national rate, however, it remains lower than the participation rate for those without a disability at 85.1%. In the province, as well as around the country, disabilities are more prevalent among women+ (38.5%) than men+ overall (31.9%). With regards to accessibility, 70.8% of persons with a disability reported having experienced one or more barriers in 2022. The largest percentage of respondents had experienced physical barriers in public spaces, or barriers communicating[25].

Rates of poverty and intimate partner violence are considerably higher for women with disabilities due to their greater risk of being isolated or having a heightened dependency on their partner. As of 2018, nearly half of all violent victimizations were reported as being committed against women with a disability. Women living with disabilities who have experienced homelessness are four times more likely than other women to self-report violent victimization and be homeless due to violence[26]. Women with disabilities, and particularly deaf women, may face difficulty accessing services, as both disability-related services and services for survivors of violence may not be equipped to respond to their needs [27].

Racialized and Indigenous Populations

In 2021, 44,205 New Brunswick residents identified as members of a racialized group, accounting for 5.8% of the total population. In the 2021 Census, the following racialized groups were represented:

- Black (12,155 people)
- South Asian (8,630 people)
- Filipino (5,190 people)
- Arab (5,060 people)
- Chinese (4,085 people)
- Latin American (2,450 people)
- Southeast Asian (1,890 people)
- Korean (1,655 people)
- West Asian (915 people)
- Japanese (250 people)
- 550 people identified as being part of a racialized group not captured in the groups above, for example: Guyanese, Pacific Islander, Polynesian, or West Indian or Tibetan
- 1,375 people identified as members of multiple racialized groups

33,295 New Brunswickers identified as Indigenous, representing 4.3% of the province's population. More than half (63%) of the Indigenous population in the province identified as First Nations, while close to one third (31%) identified as Métis, and just over 2% as Inuk (Inuit); and some Indigenous people identified with multiple Indigenous groups[28]. According to Crown-Indigenous Relations and Northern Affairs Canada (CIRNAC) and Indigenous Services Canada (ISC)'s Indian Registry System, as of December 31, 2023, there are approximately 17,510 First Nations people in New Brunswick – 10,098 on reserve and 7,412 off reserve[29].

Transgender, Nonbinary, and Gender-Diverse Population

The 2021 Census was the first federal census to include population data on transgender and non-binary populations. Based on this, the total transgender population aged 15 and over was 1,365 people in New Brunswick. From this group, 675 people are transgender men and 695 people are transgender women. 815 people are non-binary in New Brunswick. Statistics Canada indicates that Two Spirit is included in the broader category of non-binary. Based on these numbers, New Brunswick had the second highest proportion (0.26%) of transgender men aged 15 to 34, and the third highest proportion (0.39%) of non-binary people, aged 15 to 34, across Canada[30].

Overview of Gender and Diversity Impacts of Budget 2025-2026

Health Care

- Expanding Addiction Medicine Services to include alcohol use disorders will improve access to specialized treatment in Miramichi, Campbellton, and Saint John, ensuring culturally competent and trauma-informed care. (Phase 3 Enhancement of Addictions Medicine Services)

- A new fleet for Addiction and Mental Health Services will make it easier for teams to reach people in crisis, especially in rural areas, improving access to urgent care. (Addiction and Mental Health Fleet Services)
- Youth wellness hubs will expand to provide mental, physical, and social health supports under one roof, reducing barriers to care for young people. (Integrated Youth Services)
- Strengthening our midwifery services will improve care for pregnant individuals, prioritizing those from equity-deserving groups. (Strengthen Midwifery Services)
- The new HPV cervical cancer screening program aims to transition from the current Pap test to HPV testing as the primary method for cervical cancer screening, offering more accurate and less frequent screening, including self-sampling options for under-screened populations. (Implementation of HPV Cervical Cancer Screening)
- Increased funding for home care services will help more seniors and people with disabilities receive care at home, reducing hospital stays and long-term care placements. (Optimization and Enhancements of Home Care)
- Expanding dementia care services will provide better support for those living with dementia, particularly women, who make up most caregivers and patients. (Dementia Strategy and Action Plan)
- Funding for infertility treatment will cover one round of IVF, making reproductive healthcare more accessible to lower-income families, 2SLGBTQI+ parents, and individuals with medical conditions. (Infertility Treatment - IVF)
- A dedicated air ambulance for Grand Manan will provide emergency medical transport for residents of this remote community. (Grand Manan Air Ambulance)
- The elimination of financial and regulatory barriers to allow for surgical abortions to be performed outside of hospitals will lead to expanded surgical abortion services and reduced geographic barriers. (Abortion Services)
- Enhanced funding will provide increased access to harm reduction supplies and prevention services for substance use, particularly for vulnerable populations. (Prevention and Substance Use)
- The First Nations Community Wellness Teams will expand to provide culturally safe mental health supports grounded in Indigenous knowledge. (First Nations Community Wellness Teams)
- A new Physical Activity Strategy and Action Plan will encourage active living and improve public health. (Physical Activity Strategy and Action Plan for New Brunswick)
- This investment will expand the Rehabilitation Counselling Program to underserved areas in New Brunswick, providing more consistent access to services for individuals with disabilities and supporting their empowerment and goal achievement. (Rehabilitation Counselling)
- This funding increase will help non-profit nursing homes in New Brunswick manage rising costs due to inflation, ensuring they can continue to provide quality care to over 5,000 residents, predominantly seniors and women. (Nursing Home Inflation Cost Increase - Non-profit Homes)

Affordability and Housing

- Capping annual rent increases at three percent starting February 1, 2025, will help protect renters from sudden cost spikes and improve housing stability, especially for low-income families, seniors, and vulnerable populations. (Rent Cap)
- Investments in public and social housing, rent supplements, and rent subsidies will help address core housing needs for low-income New Brunswickers. (Addressing Core Housing Need)
- Development of 102 new supportive housing units in New Brunswick, providing wrap-around services to address the interconnected challenges faced by chronically unhoused individuals, including mental health and substance use disorders. (Wrap-around Services for Supportive Housing)
- The Canada-New Brunswick Housing Benefit for Survivors of Gender-Based Violence will provide financial support to help survivors secure stable housing. (Canada-New Brunswick Housing Benefit for Survivors of Gender-Based Violence)
- In 2024, the Government of New Brunswick provided social assistance recipients and youth in engagement programs with a $200/month supplement, helping over 33,000 New Brunswickers manage essential expenses. (Social Assistance Household Supplement)
- A 2.2% increase in minimum wage will benefit 22,000 workers, with women, youth, and lower-income workers seeing the biggest gains. (Minimum Wage Increase)
- Social assistance rates continue to be adjusted yearly based on inflation, protecting purchasing power for low-income residents. (Indexing Social Assistance Rates to Inflation)
- Homelessness services will be expanded, with permanent shelter beds and support services, recognizing that homelessness disproportionately affects men, Indigenous people, and 2SLGBTQI+ individuals. (Homelessness Emergency Shelters)
- The "Nursing Homes Without Walls" program will expand, helping more seniors age at home rather than move to long-term care facilities. (Nursing Homes Without Walls)
- More specialized care beds will be added to long term care facilities, benefiting seniors, particularly women who make up most residents. (Nursing Home Plan and Specialized Care Beds)
- Increased funding for adult residential facilities will ensure continued operations, benefiting seniors and individuals with disabilities. (Per Diem Increase for Adult Residential Facilities)
- In 2024, the Government of New Brunswick increased the comfort and clothing allowance to help seniors and people with disabilities in residential care afford personal necessities. (Comfort and Clothing Allowance)
- More relief care services will be available for children and youth in temporary care, reducing caregiver burnout. (Relief Care)
- Homeless hubs will continue to offer vital services, including addiction, mental health, and housing support. (Homeless Hubs)
- Funding will help transition people from encampments into stable housing while respecting personal agency. (Homelessness and Encampments)
- Second-stage housing programs will provide additional support for survivors of gender-based violence leaving emergency shelters and transition houses. (Second Stage Housing)

- Funding for transition houses will support survivors of domestic and intimate partner violence by ensuring access to emergency shelter and support services. (Intimate Partner Violence Transition Houses)
- In 2024, the Government of New Brunswick increased the Low-Income Seniors' Benefit from $400 to $600 and will index it to inflation annually starting in 2025, benefiting over 50,000 seniors, most of whom are women. (Low-Income Seniors Benefit)
- This funding supports high standards of care in Long-Term Care facilities and improves home and community care services for seniors in New Brunswick, benefiting predominantly women and individuals with disabilities, and reducing caregiver stress. (Aging with Dignity)
- Funding for specialized, high-intensity services for children and youth with disabilities, aims to positively impact their lives and support their families. (Specialized Child Placements)

Education

- Expanding the academic support teacher program will help middle school students in literacy and numeracy, preparing them for success in high school. (Academic Support Teacher Expansion)
- A pay-what-you-can lunch program and universal free breakfast will ensure all students have access to nutritious meals at school. (Pay-What-You-Can Lunch Program)
- Increased wages for early childhood educators will improve retention and the quality of childcare, supporting families and working parents. (Increase of 2.2% to the Early Childhood Educator Wage Grid for Afterschool Educators)
- More educational assistants will be hired to support students with additional needs, ensuring inclusive education in anglophone and francophone school districts. (Support services – Educational Assistants and Other Support Staff)
- Increased funding for teacher recruitment and retention will address workforce shortages, particularly in rural and bilingual schools. (Teacher Recruitment and Retention)
- More targeted support for English as an Additional Language learners will help newcomer students succeed in Anglophone schools. (Newcomers & English as an Additional Language (EAL))
- Increasing funding for inclusion support workers to support growth in the number of pre-school children requiring this service. Better access to childcare also supports women's participation in the workforce. (Early Childhood Development—The Inclusion Support Program)

Economic Development

- This venture fund will provide women entrepreneurs with better access to capital, mentorship, and networking opportunities. (Loans & Advances for Women-led Business)
- Funding for New Brunswick's strategy for Francophone Africa will help strengthen ties for economic development, education, and recruitment. (New Brunswick's Strategy for Francophone Africa)
- Wage increases for personal support workers, group home workers, and human service counsellors will improve recruitment and retention, ensuring continuity in essential care

services. (Wage Increase Group Homes, Wage Increase Human Service Counsellors, Wage Increases for Personal Support Workers in Home Support and Adult Residential Facilities)

- The 2029 Canada Summer Games will promote economic growth and community engagement through sport and tourism. (Canada Summer Games 2029 Operational Funding)
- Increased investment in cultural industries will foster economic development and strengthen New Brunswick's creative sector. (Economic Development of the Cultural Sector)
- Funding for the New Brunswick Aquaculture and Fisheries Fund will support small and medium-sized enterprises in the fishing industry, especially in rural and Indigenous communities. (New Brunswick Aquaculture and Fisheries Fund)
- Salary increases for over 200 management and non-union staff in New Brunswick nursing homes will address wage issues and ensure the recruitment and retention of qualified personnel, with a significant impact on women who fill 77% of these roles. (Nursing Home Management Wages)

Environment

- The Energy Efficiency Fund will reduce energy costs for New Brunswickers and provide better access to efficiency programs for First Nations and low-to-moderate-income households, working to close an existing gap. (Energy Efficiency Fund)
- FireSmart funding will help high-risk communities, especially Indigenous communities, develop wildfire resilience plans and mitigation strategies. (FireSmart)
- Investments in air and water quality monitoring will ensure New Brunswickers have clean air and drinking water, including new monitoring stations and public awareness campaigns. (Air & Water Quality Improvements for New Brunswickers)

Trusted Leadership

- The province of New Brunswick is increasing funding for its three Francophone community centres to help cover rising costs and support the growing French-speaking population, ensuring continued access to essential services and community development. (Increase in Funding for the Three Community Centres)
- The National Action Plan to End Gender-Based Violence (2022-2027) addresses GBV through prevention, support services, and education. It also includes resources for programs to help perpetrators unlearn harmful behaviors, aiming to reduce repeat incidents and improve relationships. (National Action Plan to End Gender-Based Violence)
- Crisis hotlines responding to gender-based violence will receive increased funding to improve support services for survivors. (Canada – New Brunswick Agreement: Crisis Hotlines Responding to Gender-Based Violence)
- Increased funding will expand domestic violence outreach services, ensuring survivors can access legal and social supports. (Domestic Violence Outreach Services)
- Strengthening the Pay Equity Bureau by adding resources for consultations, education, and support tools, ensuring effective implementation of a phased-in approach to pay equity in the private and care sectors. (Pay Equity Bureau Development)
- Increased support for campus sexual violence prevention initiatives will improve safety for students and staff. (Campus Sexual Violence)

- Investments in a community-based sexual violence services program will expand survivor-centered supports and prevention programs. (Community-Based Sexual Violence Services Program)
- A new Gender Equality Action Fund will support initiatives that promote gender equity and women's leadership. (Gender Equity Action Fund)
- Increased funding for First Nations capacity-building will strengthen Indigenous-led decision-making on key community issues. (Capacity Funding)
- The Human Rights Commission will receive additional staffing to manage a growing number of discrimination complaints, ensuring access to justice for equity-deserving groups. (Human Rights Commission)
- The *Child and Youth Well-Being Act* promotes the well-being of children, youth, and families through early intervention and supportive services. This investment supports the Act's implementation by funding additional social workers and related staff to meet these needs. (Implementation: *Child and Youth Wellbeing Act*)
- Upgrades to technology and internet for highway maintenance crews, including new computers, Wi-Fi in maintenance depots, mobile network equipment in supervisor vehicles, and network/email licenses will improve access to department information, HR services, and communication tools while in the field for workers at the Department of Transportation and Infrastructure. (ERP Related Pressures)
- Increased funding for the Accessibility Office will ensure better enforcement of accessibility standards, benefiting people with disabilities. (Accessibility Office)
- Investments in initiatives aimed at ending systemic racism will help implement recommendations from the Commissioner's report, addressing inequities in services and opportunities for racialized and Indigenous communities. (Systemic Racism)
- A new Sexual Violence Investigation Unit will specialize in handling severe cases of sexual violence and human trafficking, improving response for survivors. (Sexual Violence Investigation Unit)
- Legal Aid tariffs will increase for the first time in nearly 20 years, improving access to justice for low-income individuals. (Legal Aid Tariff Increase)
- Dedicated funding to support development agreements with five First Nations communities in New Brunswick will focus on housing, community improvements, infrastructure upgrades, recreation, cultural activities, and economic development. (First Nations Development Agreement Fund)
- The First Nations and Inuit Policing Program will continue to provide policing support in Indigenous communities. (First Nations and Inuit Policing Program Agreements)
- An accessibility assessment program will begin the work to ensure that government buildings meet accessibility standards, starting with buildings where Post-Secondary Education, Training and Labour services operate. (Accessibility Assessments)

Overall Impact Assessment

This Gender Impact Statement provides information about the GBA+ impacts of specific measures in Budget 2025–2026. For this Gender Impact Statement, we identified 74 budget items for analysis, up from 49 in 2024, 40 in 2023, and 17 in 2022. We gathered information from department leads and GBA+ Champions about how GBA+ was considered.

GBA+ Timing

GBA+ can be conducted at various stages throughout the development of a policy, program, service, or initiative. High-quality GBA+ requires early attention to develop effective options and strategies for delivering programs and services. For GBA+ to be most valuable, it is ideally built directly into the early stages of the development process. 43% of the 74 budget items under review indicated that no GBA+ was undertaken at any stage of the development process, down from 53% in 2024.


Timing of GBA+
7%
43%
40%
7%
3%
No GBA+
Later
Early
Existing
Unknown

Direct Benefits: Gender

Analyzing the gender impacts of approved budget items is significant as not all genders experience policies, programs, services, or initiatives in the same manner. Below are the gender impacts reported by departments related to the budget items under review.


Direct Benefits: Gender
Transgender & Gender Diverse 15%
Women 39%
Gender Balanced 37%
Men 9%

Direct Benefits: Additional Characteristics

An important aspect of GBA+ is to recognize and highlight impacts related to specific group characteristics (i.e., race, disability, Indigeneity, region, age, income, family status, sexual orientation etc.). The following graph indicates the overall percentage of time a group was identified as benefiting directly in all 74 reports under review. Because a number of these reports identified that there could be multiple impacts for multiple groups, some items were counted in more than one category, meaning that direct benefits could be experienced by more than one group of individuals. However, it is important to note that some impacts may be intersectional, meaning that they affect members who belong to multiple equity-deserving groups in unique, but specific, ways that would not be depicted below.


Direct Benefits: Additional Characteristics
CHILDREN / YOUTH
18%
INDIGENOUS
41%
LONE PARENT HOUSEHOLD
18%
LOW INCOME
31%
NEWCOMERS
27%
PERSONS WITH DISABILITIES
46%
RURAL
23%
SENIORS
18%
STUDENTS
18%
URBAN
19%
RACIALIZED GROUP
31%
2SLGBTQIA+
31%
0%
5%
10%
15%
20%
25%
30%
35%
40%
45%
50%

Impact Reports

As was the case in 2024, each department was asked to consider **all** budget items for how such decisions would positively, negatively, and differentially impact multiple genders and equity-deserving groups as it prepared its budgetary requests. These initial findings were then analyzed to report an overview of gender and diversity impacts (see next section).

The following section contains 74 impact reports. Each report represents a program, initiative or service that will see investments or enhancements in 2025-2026 and the information in the reports were provided by departments in consultation with Women's Equality. Throughout these conversations, Women's Equality gained a better understanding of the direct, indirect, positive, and negative impacts that may result for diverse groups of New Brunswickers connected to the budget item. Departments learned about how GBA+ could be used as a tool to measure and monitor such impacts. Women's Equality used this consultative process as an opportunity to explain the benefit of using GBA+ early in the budget process and offered support and expertise on GBA+ during the planning phase of programs, policies, services, and initiatives.

On each report below, departments described the key elements of the item, identified who the item targeted, and outlined who would most directly benefit from this item being approved. These impact reports are subject to change at the discretion of departments. Adjustments may be made to the content to ensure accuracy, relevance, and alignment with current objectives.

New Brunswick Aquaculture and Fisheries Fund (NBAFF)

This New Brunswick Aquaculture and Fishers Fund (NBAFF) is aimed at the New Brunswick fish and seafood processing, harvesting, and aquaculture sectors which are important to New Brunswick's economy especially in costal, rural, and Indigenous communities.

The primary beneficiaries of the NBAFF include individuals and small to medium-sized companies involved in the fish and seafood sectors who are generally located in small coastal and Indigenous communities. While it does not specifically focus on gender, the industry has traditionally been male-dominated. Those who are eligible to apply to the NBAFF include: Indigenous groups; Commercial enterprises, including fishers, aquaculturists and seafood processors; Industry associations and other non-profits; and department-led projects.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: New Brunswick fish and seafood processing, harvesting, and aquaculture sectors

Direct Benefits:
Gender:
Men

Income Distribution:
Middle Income; Higher Income

Inter-Generational:
No generational impacts

Additional Characteristics:
Indigenous Peoples; Rural or remote populations; Individuals in particular regions

GBA+ Timing: Unknown

Capacity Funding

This funding will help the Department of Indigenous Affairs meet its responsibilities to consult with First Nations. It will ensure Indigenous communities have the resources they need to take part in the consultation process on issues that affect their rights and interests.

This is essential not only to fulfill legal obligations, but also to fulfill the government's commitment to focus on strengthening relationships with First Nations communities that are busociilt on trust and collaboration.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada, International Organizations

**Data Gaps – none specified*

Target Population: Indigenous population in New Brunswick

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Indigenous Peoples

GBA+ Timing: No GBA+ was previously conducted on this item

FireSmart

FireSmart Canada is a national program dedicated to helping Canadians enhance their neighbourhoods' resilience to wildfires and reduce their adverse impacts. The provincial FireSmart New Brunswick program focuses on local needs and challenges to provide tailored resources and guidance to equip New Brunswickers with the tools to protect their homes, businesses, and communities from the increasing threat of wildfires in our changing climate.

This funding will be used for promotion of FireSmart as well as establishing a program whereby communities can apply to have a Community Wildfire Resilience Plan completed. It will also provide funding to communities to allow them to complete mitigation measures proposed in these plans.

Because Indigenous communities are disproportionally impacted by wildland fires, a portion of this funding is tailored specifically to Indigenous populations and is intended to directly support Indigenous communities. Outreach and promotion will be undertaken with these communities so that they may apply and benefit from the funding allocated.

Data Sources: None

**Data Gaps – none specified*

Target Population: Indigenous communities and other areas in New Brunswick that are at the highest risk of wildfires

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Indigenous Peoples; Rural or remote populations

GBA+ Timing: No GBA+ was previously conducted on this item

Energy Efficiency Fund

The Energy Efficiency Fund was created to ensure efficiency programs covered New Brunswickers, regardless of the type of energy they use.

Previously, there were limited programs specifically designed for low-income, not-for-profit, and First Nations groups, and the Energy Efficiency Fund was created to better serve these groups. This helps to close existing gaps and ensures New Brunswickers have access to efficiency programs in the province to help reduce energy costs and improve affordability.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: First Nations communities and low-to moderate income households in New Brunswick

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
Lower Income; Middle Income

Inter-Generational:
No generational impacts

Additional Characteristics:
Persons with Disabilities; Indigenous Peoples

GBA+ Timing: Existing – GBA+ was refreshed

Addiction and Mental Health Fleet Services

Employees of Addiction and Mental Health Services are required to travel to see clients in remote areas and to transport clients to ensure accessibility to programs and services, continuity of care, and access to primary care.

Having fleet vehicles within Addiction and Mental Health Services will directly improve access to services for the vulnerable sector. Many clients face transportation barriers, especially in rural areas. Having fleet vehicles allows teams to reach individuals who may not be able to travel for care. Mental health and addictions crises often require immediate intervention. A dedicated fleet enables teams to respond quickly and provide on-site support. Teams often work with hospitals, shelters, community centers, and justice services. Reliable transportation makes inter-agency coordination smoother and more effective.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Individuals in vulnerable circumstances including unhoused or precariously housed individuals, individuals in crisis, and individuals with no social supports or transportation to access services

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
Lower Income

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with Disabilities; Racialized Communities; Newcomers; English or French as second+ language learners; Anglophone Populations; Francophone Populations; Urban populations; Rural or remote populations; Other household type

GBA+ Timing: No GBA+ was previously conducted on this item

Phase 3 Enhancement of Addictions Medicine Services

Addiction Medicine Services (AMS) are being implemented as part of a systemic transformation that includes the adoption of a stepped care model. This model ensures that individuals receiving services have access to a full range of care options. This initiative will expand the existing AMS, which currently provides Opioid Agonist treatments, by adding other substance use treatment beginning with alcohol use disorders. The phased in approach will involve the introduction of this new service in Miramichi, Campbellton, and Saint John during the 2025-2026 fiscal year.

This project will also look at creating or revising a billing code that would allow general practitioners to be able to provide screenings, prevention strategies, appropriate interventions, and ongoing supports to patients.

Addiction Medicine Services, when adapted to the needs of diverse populations, can lead to better engagement, retention in treatment, and improved long-term outcomes. A one-size-fits-all approach is less effective than culturally competent and trauma-informed care that acknowledges the unique barriers different groups face.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada, International Organizations

**Data Gaps – none specified*

Target Population: Individuals who are impacted by their alcohol use

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with Disabilities; Racialized Communities; Indigenous Peoples

GBA+ Timing: Early in idea/development phase (when options/proposals are being developed)

GBA+ Responsive Approach: Ensure confidentiality; Provide trauma-informed care that acknowledges abuse/violence; Train healthcare providers in 2SLGBTQI+ culturally competent care and ensure inclusive treatment environments; Address co-occurring mental health conditions alongside addiction treatment; Expand harm reduction and diversion programs to reduce justice system involvement; Ensure equitable access to treatment programs across racialized communities; Increase low barrier access to care for low-income and unhoused individuals; and improve coordination with Social Services.

Integrated Youth Services

The youth wellness hub model is viewed nationally and internationally as a best practice for providing a low-barrier point of access for addictions and mental health supports and services to youth. The concept provides access to services including mental, physical, and sexual health; peer support; social services; substance abuse services; and system navigation.

Youth wellness hubs are not meant to act as crisis intervention services but instead serve as the primary access point with an "all services under one roof" philosophy. All partners collaborate to provide an integrated service pathway for the client.

Three sites have been established in the province through partnerships in the Acadian Peninsula, Moncton and Saint John. Funding will allow for the continued development of the initial three sites while continuing planning to establish three additional sites.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Youth and young adults aged 12 to 25 seeking any service associated to wellness

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Primarily benefit youth, children, or future generations; Young adults

Additional Characteristics:
2SLGBTQI+ people; Students; Workers; Racialized Communities; Indigenous Peoples; Newcomers; Anglophone Populations; Francophone Populations; Urban populations; Rural or remote populations; Individuals with some high school, high school graduate or equivalent

GBA+ Timing: Existing – GBA+ was refreshed

GBA+ Responsive Approach: The program includes appropriate training for service providers focusing on gender-based care, and culturally safe Indigenous programing.

First Nations Community Wellness Teams

The core element of Indigenous Wellness teams is to develop community-driven proposals that include tailored strategies to address the unique needs of their respective communities.

These proposals are rooted in holistic frameworks created in collaboration with Elders from the communities, ensuring that programs serve children and their families in a way that is culturally safe and respectful.

A key aspect of this approach is the incorporation of assessment tools inspired by the Medicine Wheel, which is honored by many Indigenous cultures as a representation of the Four Quadrants of life: Physical, Mental, Emotional, and Spiritual. By embracing these traditional knowledge systems, Indigenous wellness teams foster a comprehensive, culturally grounded approach to well-being.

2SLGBTQI+ populations are often overrepresented in youth seeking mental wellness services.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Indigenous Youth seeking mental wellness supports grounded in culture

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Primarily benefit youth, children, or future generations; Young adults

Additional Characteristics:
2SLGBTQI+ people; Persons with Disabilities; Students; Indigenous Peoples; Urban populations; Rural or remote populations; Individuals with some high school, high school graduate or equivalent

GBA+ Timing: Although a GBA+ was not previously conducted on this item, this program is designed to support Indigenous youth who may not feel comfortable accessing care through a non-cultural, Western medical model. However, the model is inclusive and open to all individuals who are interested in this holistic approach to care.

Prevention and Substance Use

This investment will enable the government to continue meeting the growing demand for harm reduction supports. It includes expanding services to other areas of the province and reducing barriers, particularly for those who are underhoused and other vulnerable populations. These supports provide essential resources such as substance use supplies, food, clothing, and referrals or access to primary care, addiction, and mental health services.

Evidence demonstrates that investments in substance use prevention, including mitigating harms, supports healthier and safer communities.

Data Sources: Internal Data Sources

**Data Gaps – Barriers to collecting demographic data on substance use and addiction include concerns about causing distress or judgment, as well as limited time and resources in service delivery. Hospital data can be used – but is limited based on who is admitted.*

Target Population: Those who use substances and those who support them including family members, friends, partner collaborators in the community, as well as the community as a whole

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Indigenous Peoples; Other household type

GBA+ Timing: Although no GBA+ was previously conducted on this item, a Health Equity Impact Assessment Tool was completed to look at access to supplies, services and support from the perspectives of several equity-deserving groups including youth, women, Indigenous people, people with disabilities, people experiencing homelessness, and people who live in rural communities.

Optimization and Enhancements of Home Care

The New Brunswick Extra-Mural Program is a publicly funded provincial program that provides inclusive, comprehensive healthcare services to New Brunswickers' in their homes (e.g. personal residence, special care home, nursing home) for the purpose of promoting, maintaining, and restoring health and supporting quality of life for individuals with progressive life-threatening illnesses.

With a growing population, more seniors with complex needs, and increasing rates of Alternative Level of Care patients in hospitals, these resources will help the program fulfill its mandate. Efforts will support alternatives to hospital admission, facilitate early discharge, and delay or prevent long-term care placements, improving access to safe, quality care in the community.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Individuals over 65 and others who benefit from the New Brunswick Extra-Mural Program (EMP)

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Adults; Seniors

Additional Characteristics:
N/A

GBA+ Timing: No GBA+ was previously conducted on this item

Abortion Services

Access to surgical abortion in New Brunswick has been limited by the location of hospitals offering the service - Bathurst and Moncton. This has created barriers for those without reliable transportation, those unable to take time off work, and those facing additional costs for travel and accommodations.

The government's 2024 election platform included a commitment to "ensure New Brunswickers can better access abortion services by amending Regulation 84-20." This investment will help remove regulatory barriers and lead to improved access by allowing Medicare payment for surgical abortions, whether they are performed in hospital or in an approved surgical facility outside of a hospital.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Women, transgender men, and gender diverse people who need access to abortion services

Direct Benefits:
Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
All income levels

Inter-Generational:
Young adults; Adults

Additional Characteristics:
N/A

GBA+ Timing: No GBA+ was previously conducted on this item

Grand Manan Air Ambulance

Considering the realities of Grand Manan's remoteness and weather patterns, government has supported the establishment of a dedicated air ambulance on the island.

This investment will ensure better emergency transportation for residents of this rural and remote community. A new dedicated plane, as well as necessary staffing and a hangar will allow critical emergency transport for Grand Manan residents and visitors in need of definitive care on the mainland.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Residents of Grand Manan

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Rural or remote populations; Individuals in particular regions

GBA+ Timing: No GBA+ was previously conducted on this item

Implementation of HPV Cervical Cancer Screening

Cervical cancer is a largely preventable cancer. Human Papilloma Virus (HPV) accounts for more than 90% of all invasive cervical cancers.

The provincial Cervical Cancer Prevention and Screening Program (CCPSP) has been operational since November 2014. This initiative aims to transition from the current Pap test to HPV testing as the primary method for cervical cancer screening. It also offers the option for self-collection of samples to New Brunswick women, trans men, and gender-diverse people with a cervix, aged 25 to 69. This is in alignment with the World Health Organization's goal to eliminate cervical cancer worldwide and Canada's Action Plan for the Elimination of Cervical Cancer in Canada by 2040.

This investment will allow for more accurate screening tests (HPV screening identifies cervical pre-cancer earlier than Pap tests). More accurate results will mean less frequent testing is needed and will increase the overall recommended screening interval from once every 2-3 years to once every 5 years. Funding will also support the implementation of self-sampling to encourage screening participation in under- and never-screened populations.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Individuals with a cervix aged 25-69

Direct Benefits:
Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
All income levels

Inter-Generational:
Young adults; Adults; Seniors

Additional Characteristics:
Urban populations, Rural or remote populations

GBA+ Timing: No GBA+ was previously conducted on this item

Strengthen Midwifery Services

Demand for midwifery services in New Brunswick currently exceeds capacity.

This investment will continue to build on the advancements made in 2024-2025 to grow capacity at the Fredericton Midwifery Center. Funding will also be used to further enhance midwifery services in New Brunswick by investing in recruitment, education and training. This will make a meaningful difference for women and gender diverse individuals seeking midwifery services.

Efforts are made to prioritize patients from equity-deserving groups.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Individuals with low-risk pregnancies who live in the greater Fredericton area requesting midwifery services

Direct Benefits:

Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
All income levels

Inter-Generational:
Young adults; Adults

Additional Characteristics:
2SLGBTQI+ people; Persons with Disabilities; Racialized Communities; Indigenous Peoples; Newcomers; English or French as second+ language learners; Urban populations; Single person households; Parents; Lone parent households

GBA+ Timing: Existing – GBA+ was refreshed

Dementia Strategy and Action Plan

The Dementia Strategy and Action Plan aims to ensure access to quality care and support for people living with dementia and their care partners.

Women make up almost two-thirds of dementia diagnoses for those aged 65 and older. Emerging research indicates that non-modifiable risk factors for dementia, such as genetics, impact women significantly more than men. As well, most caregivers for people living with dementia are women.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Individuals living with dementia and their care partners

Direct Benefits:
Gender:
Women

Income Distribution:
All income levels

Inter-Generational:
Seniors

Additional Characteristics:
Anglophone Populations; Francophone Populations; Urban populations; Rural or remote populations

GBA+ Timing: Although no GBA+ was previously conducted on this item, all program offerings provided as part of the Dementia Strategy and Action Plan have been designed to be offered throughout the province for both rural and urban populations, in both official languages, and through various methods of participation

Infertility Treatment - IVF

Many individuals in New Brunswick struggle with the high costs of fertility treatment, its limited availability, and systemic inequities that affect access. This investment will increase access by reducing financial barriers and ensuring inclusivity by covering one round of in vitro fertilization (IVF).

Providing increased financial support for fertility treatment allows more New Brunswick residents to become parents, including (but not limited to) those from lower income households, 2SLGBTQI+ families, and individuals with medical conditions. Recognizing the emotional toll of infertility, increasing funding can help alleviate the financial stress of IVF, contributing to improved mental health of individuals navigating this process. This initiative promotes equitable, inclusive, and comprehensive reproductive healthcare for all.

Data Sources: External Data Sources

**Data Gaps – none specified*

Target Population: Individuals who are experiencing infertility and require treatment

Direct Benefits:
Gender:
Women
Men[1]
Transgender and Gender Diverse Individuals

Income Distribution:
Lower Income; Middle Income

Inter-Generational:
Adults

Additional Characteristics:
2SLGBTQI+ people; Single person households; Parents; Lone parent households; Other household type

GBA+ Timing: Although no GBA+ was previously conducted on this item, the program makes efforts to use inclusive language to capture the diverse experiences and circumstances of individuals seeking support for fertility

[1] IVF treatment impacts women, men, and gender-diverse individuals in unique ways, as fertility and reproductive health experiences vary across different genders.

ERP Related Pressures

In 2025, the Department of Transportation and Infrastructure (DTI) is upgrading technology for highway maintenance crews across the province. This includes mobile network equipment in supervisor vehicles, Wi-Fi in maintenance depots, new computers, internet upgrades, and network/email licenses.

These upgrades will give crews better access to department information and services while working in the field and depots. They will also improve access to human resources services and increase worker independence.

DTI maintenance depots are located in Bathurst, Miramichi, Moncton, Saint John, Fredericton, and Edmundston. Most workers in public works and maintenance are men.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – Up-to-date census information (in most cases had to use 2021-22 numbers)*

Target Population: Department of Transportation and Infrastructure (DTI) highway maintenance crews

Direct Benefits:
Gender:
Predominantly Men

Income Distribution:
Middle Income

Inter-Generational:
Young adults; Adults

Additional Characteristics:
Workers; Individuals in particular regions; Individuals with some high school, high school graduate or equivalent; Individuals with Certificate of Apprenticeship or other trades certificate or diploma; Individuals with college or other non-university certificate or diploma

GBA+ Timing: No GBA+ was previously conducted on this item

Early Childhood Development – The Inclusion Support Program

The early learning and childcare sector is mostly composed of women operators and workers. Increasing the funding for the Inclusion Support Program (ISP) will support the delivery of high-quality childcare services to New Brunswick families that are inclusive and well supported.

The ISP provides funding to support the wages and training of Inclusion Support Worker in licensed early learning and childcare facilities. The program aims to help children with additional needs to fully participate in daily activities with individual or shared support. Funding also offers training and support to enhance inclusive learning environments.

Research has demonstrated that the number one quality indicator in early learning is the qualifications of the early childhood educators and the continuity of care. The turnover rate has a negative impact in children's learning. Improved access to childcare will also increase women's participation in the workforce in New Brunswick, especially for women who are caregivers of children with additional needs.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Early childhood operators and early childhood workers who provide inclusion support programing and care

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
Middle Income

Inter-Generational:
Primarily benefit youth, children, or future generations; Adults

Additional Characteristics:
Students; Workers; Parents; Lone parent households; Individuals with college or other non-university certificate or diploma

GBA+ Timing: Existing – GBA+ still current

Increase of 2.2% to the Early Childhood Educator Wage Grid for Afterschool Educators

The Department of Education and Early Childhood Development (EECD) provides wage enhancements for school age educators to promote equitable wages with educators working in designated early learning and childcare facilities. The Early Childhood Educator (ECE) Wage Grid offers stability and consistency for staff in the early learning and childcare sector. This will support the recruitment and retention of qualified staff needed to provide high-quality childcare services to New Brunswick families.

This supports the efforts to reduce turnover rates within after school care facilities. Having to close or reduce programming due to staffing issues also impacts women's ability to work as they are still predominantly the primary caregivers for their children and families.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Early childhood operators and early childhood educators who provide after school programs

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
Lower Income; Middle Income

Inter-Generational:
Primarily benefit youth, children, or future generations; Adults

Additional Characteristics:
Students; Workers; Parents; Lone parent households

GBA+ Timing: Existing – GBA+ still current

Immigration

New Brunswick stands out on the international stage because of its bilingualism. To ensure students are properly welcomed and prepared for integration into their new schools, we need to set up specialized welcome centres (both in-person and virtual).

The centres will also help parents build relationships of trust with schools and give them the information they need to effectively support their children.

To facilitate the arrival of these new students in our schools, we need teachers specialized in linguistic upgrading and professionals in psychological support to meet the needs of refugee students, ongoing training to help educational staff adapt their practices to this growing reality, and assessment tools in mathematics and materials for adapted teaching.

These investments will enable us to better meet the growing needs of our students, guarantee equitable education and strengthen the vitality of our French-speaking communities.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Newcomer students and their families

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Primarily benefit youth, children, or future generations

Additional Characteristics:
Students; Racialized Communities; Newcomers; English or French as second+ language learners; Francophone Populations

GBA+ Timing: No GBA+ was previously conducted on this item

Pay-What-You-Can Lunch Program

Students have difficulty learning on an empty stomach. That's why having a food program available in every school in New Brunswick will help students achieve their full potential.

By providing nutritious universal free breakfast and pay-what-you-can lunch, this program supports the overall health and educational outcomes of all New Brunswick students. These programs can play a role in breaking down stereotypes by fostering an inclusive environment where all students can benefit equally, regardless of socio-economic status.

School food programs are particularly beneficial for rural, low-income families and families with food insecurity. Having a school food program in place helps ensure that all students have the nutrition they need to succeed at school.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada, International Organizations

**Data Gaps – none specified*

Target Population: All students and their families who attend public schools in New Brunswick

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels[2]

Inter-Generational:
Primarily benefit youth, children, or future generations; Adults

Additional Characteristics:
Students; Anglophone Populations; Francophone Populations ; Rural or remote populations; Parents; Lone parent households

GBA+ Timing: Late stage (will be completed prior to MEC submission)

[2] This item impacts all income levels as there is no income threshold for the program. However, lower income families will experience more significant financial relief as a result of the program.

Newcomers & English as an Additional Language (EAL)

Investing in providing specialized English as an Additional Language supports to newcomer students in the anglophone education system will strengthen newcomer enrolment.

This investment allows the Department of Education and Early Childhood Development (EECD) to continue to expand the number of Education Support Teachers for students learning English as an Additional Language to meet growing demand, develop and share culturally responsive teaching strategies, strengthen partnerships with other agencies to support students' overall well-being, and continuously assess and adjust resources based on changing demographics.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Newcomer and multilingual students and their families who are enrolled in the anglophone school district

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Primarily benefit youth, children, or future generations

Additional Characteristics:
Students; Racialized Communities; Newcomers; English or French as second+ language learners; Anglophone Populations; Parents

GBA+ Timing: Existing – GBA+ still current

Support services – Educational Assistants and Other Support Staff

To fulfill the government's priorities with regard to reviewing classroom composition, ongoing learning and the effective implementation of Policy 322, we must bridge the gap between current resources and the growing needs of learners.

Educational assistants (EAs) contribute to the education of learners in inclusive schools and classrooms. They support learners with diverse needs as directed by the educators.

An increase in allocation of EA positions is anticipated to meet the needs of students entering kindergarten in 2025, many of whom are coming from early learning and childcare facilities. Investing in this area lays the foundations for language, executive functioning, and long-term success.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Students enrolled in schools in New Brunswick

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
All income levels

Inter-Generational:
Primarily benefit youth, children, or future generations; Adults

Additional Characteristics:
Persons with Disabilities; Students; Workers; Anglophone Populations; Francophone Populations

GBA+ Timing: No GBA+ was previously conducted on this item

Teacher Recruitment and Retention

New Brunswick is experiencing a shortage of teachers. The aim of this initiative is to increase recruitment and retention of internationally educated teachers, recruit a greater amount of New Brunswick trained new teachers, increase the retention of early career teachers to stay in the system and improve overall work life wellness for teachers.

By helping to optimize classroom composition and potentially reducing the workload on existing staff, overall employee experience should improve. Students will also benefit from improved access to qualified teachers and support staff, and increased consistency in their learning environments.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Teachers with international qualifications and newly trained teachers in New Brunswick

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Racialized Communities; Newcomers; Students

GBA+ Timing: No GBA+ was previously conducted on this item

Academic Support Teacher Expansion

Academic support teachers play a valuable role in helping students acquire the foundational skills in literacy and numeracy needed for academic success.

The expansion of this initiative to Anglophone middle school learners (in both English Prime and French Immersion programs) will help improve academic achievement in both literacy and numeracy. The program will give middle school learners access to teachers with curriculum expertise to work directly with them. These efforts will support them as they move on to high school.

This investment will add 35 Academic Support Teachers positions to the program to expand the K-5 program into middle school.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Middle School Students and Teachers in the Anglophone School District

Direct Benefits:

Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Primarily benefit youth, children, or future generations

Additional Characteristics:
Students; Workers; Anglophone Populations

GBA+ Timing: No GBA+ was previously conducted on this item

Air & Water Quality Improvements for New Brunswickers

This investment will contribute to various projects that target air and water quality and quantity, helping to ensure New Brunswickers have access to clean air and water:

- Assess the public health and environmental benefits of updating New Brunswick's air quality objectives to protect air quality and human health.
- Allocation of resources to expand air quality monitoring, including a new station in Campbellton
- Review current policies and practices to ensure safe and reliable drinking water for resident.
- Collect water samples to check for contaminants and establish baseline levels.
- Launch a campaign encouraging property owners to use water testing vouchers to ensure well water safety.
- Add resources to the Hydrology Centre for flood related work.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: All New Brunswickers

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
N/A

GBA+ Timing: Although no GBA+ was previously conducted on this item, the programs and this work is preventative, trying to avoid poor air and water quality. All New Brunswickers are impacted by air quality and water quality and quantity. Conversely, the impacts of poor air or water quality may be experienced more frequently or intensely by vulnerable populations.

New Brunswick's Strategy for Francophone Africa

This strategy aims to increase New Brunswick's visibility and credibility on the international stage as a partner of choice for Francophone Africa in the pursuit of shared economic and social prosperity.

Given the need to diversify our markets as well as the challenges associated with international labour recruitment, this strategy will strengthen ties with Francophone Africa to promote ethical recruitment and mutually beneficial cooperation in economics, education and vocational/technical training, advanced technology and energy.

Through the strategy's integrated approach, the efforts of the various actors involved (departments/ministries, businesses, post-secondary institutions, organizations) can be efficiently structured and coordinated to optimize resources and maximize results.

The benefits will be felt throughout the community in the form of worker recruitment in key sectors, new markets for businesses, the vitality of Francophone communities, and our province's demographic and economic growth.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: This is an international strategy. Direct target groups are therefore located outside the province. These groups are governments and organizations in the target countries.

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Racialized Communities; Francophone Populations; Individuals in particular regions

GBA+ Timing: Late stage (will be completed prior to MEC submission)

GBA+ Responsive Approach: Plans are in place for cooperation with immigrant settlement agencies to enhance the intake and integration of newcomers. A communication plan for raising public awareness of the positive aspects of immigration will be developed to mitigate any anti-immigration sentiment.

Increase in Funding for the Three Community Centres

New Brunswick's three Francophone community centres—located in Fredericton, Saint John, and Miramichi—provide school and community services in French, organizing events and supporting local development.

Between 2012-2013 and 2023-2024, operating costs for these centres rose by 34%, while provincial funding increased only once, by 5% in 2017-2018. Rising costs are due to inflation, salaries, infrastructure maintenance, and growing demand from a rising French-speaking population, mainly driven by immigration.

To help address these challenges, the province provided an additional $200,000 (about 10.5%) in 2024-2025. Further investment in 2025-2026 will continue supporting Francophone and newcomer communities while reinforcing the government's commitment to official languages.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Francophone communities

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Students; Newcomers; Francophone Populations; Individuals in particular regions

GBA+ Timing: Existing – GBA+ still current

First Nations and Inuit Policing Program Agreements (FNIPP)

Public Safety Canada funds policing services through the First Nations and Inuit Policing Program (FNIPP). Policing services are supported through policing agreements among the federal government, provincial or territorial governments, and First Nation or Inuit communities, including in New Brunswick.

Funding is required to meet the salary and operational costs associated with these agreements to uphold existing services. For 2025-2026, this investment will include funding for RCMP member positions and an analyst position supporting Community Program Officers for Indigenous communities.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: FNIPP Framework Agreement parties and Community Program Officers supporting Indigenous communities

Direct Benefits:
Gender:
Men

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Indigenous Peoples

GBA+ Timing: Although no GBA+ was previously conducted on this item, investment serves as a mitigation measure to ensure there are no gaps in services resulting from the salary and operational shortfall on the existing agreements

Sexual Violence Investigation Unit (SVU)

The RCMP requests provincial funding to support implementation of a new Sexual Violence Investigation Unit (SVU). SVU will investigate the most severe and complex sexual violence and human trafficking cases.

The unit will be responsible for ensuring the implementation of policies, procedures, best practices, and standards to equip the province to prevent the victimization of the most vulnerable and at-risk individuals in New Brunswick.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: People who may have experienced or are at risk of sexual violence and/or human trafficking in New Brunswick

Direct Benefits:
Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with Disabilities; Racialized Communities; Indigenous Peoples

GBA+ Timing: No GBA+ was previously conducted on this item

Legal Aid Tariff Increase

New Brunswick Legal Aid provides legal assistance to low-income individuals for certain family and criminal matters. Legal Aid tariffs are the compensation rates for private bar lawyers who take on eligible cases.

New Brunswick tariffs have remained unchanged since 2005. The proposed adjustment is essential to ensure experienced private bar lawyers who accept legal aid certificates can be recruited and retained.

Securing private bar support for Legal Aid Services at competitive rates with Public Prosecutions is crucial to ensuring access to justice for these clients.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Lawyers who may provide services to Legal Aid, and all New Brunswickers who need access to Legal Aid services

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
Lower Income; Middle Income

Inter-Generational:
No generational impacts

Additional Characteristics:
Single person households; Parents; Lone parent households

GBA+ Timing: No GBA+ was previously conducted on this item

Loans & Advances for Women-led Business

This initiative is aimed at providing support to a venture fund that has a focus on investing in women-led businesses. The initiative is specifically for women and is focused on ensuring that women have equal opportunities to access capital with a long-term goal of growing women-led businesses.

Women-led start-ups tend to receive a much smaller share of financing when compared to men-led start-ups.

Opportunities New Brunswick has a loans and advances budget with some capital allocated to supporting investment venture funds in the province. Specifically, the government has committed to providing $3M in capital (over a period of 5 years) to a venture fund that's mission is to invest solely in women executive, c-suite and/or women-owned businesses. In addition to their mandate to build a profitable investment portfolio, Sandpiper Ventures delivers education programming to accredited women investors new to the ecosystem and delivers mentoring, networking, and education to support female entrepreneurs to access funding and leadership opportunities to help build their businesses.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Women in business in New Brunswick with focus on C-Suite Executives

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
Middle Income; Higher Income

Inter-Generational:
Young adults; Adults

Additional Characteristics:
Newcomers

GBA+ Timing: Existing – GBA+ still current

Minimum Wage Increase

Starting April 1, 2025, approximately 22,000 minimum wage earners in New Brunswick will see an increase in pay from $15.30 to $15.65. Minimum wage earners are diverse in age, gender, and socio-economic status. However, some groups are overrepresented among minimum wage earners and stand to benefit the most from this upcoming increase. These groups include women, youth, and those with a high school education or less.

Annual CPI-based adjustments to the minimum wage are crucial for protecting the standard of living of our lower-wage earners and ensuring New Brunswick remains competitive with neighboring Atlantic provinces.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: New Brunswickers who earn minimum wage

Direct Benefits:
Gender:
Women

Income Distribution:
Lower Income

Inter-Generational:
Young adults; Adults

Additional Characteristics:
Students; Workers; Individuals with some high school, high school graduate or equivalent

GBA+ Timing: Unknown

Human Rights Commission

Increasing the staff budget of the New Brunswick Human Rights Commission will improve the Commission's ability to ensure efficiency and standards of excellence in service delivery. Increasingly, complaints concern intersectional grounds of discrimination requiring more rigorous review and analysis by Commission investigators and legal staff. Also, the total number of inquiries is growing significantly. In 2024, the Commission received a third more inquiries compared to 2022.

The new positions will ensure that Commission staff have the necessary skillsets and resources to address the legal complexity involved with investigating and mediating complaints under the *Act*. Additionally, these positions will enhance the Commission's ability to manage the backlog and rising number of inquiries and complaints.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Individuals bringing a discrimination complaint under the *Human Rights Act* or accessing information about the *Act*

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with Disabilities; Students; Workers; Racialized Communities; Indigenous Peoples; Newcomers; Anglophone Populations; Francophone Populations

GBA+ Timing: No GBA+ was previously conducted on this item

Systemic Racism

This investment will assist government in its commitment to reviewing and responding to the Systemic Racism Commissioner's Final Report, working on a timely plan to implement its recommendations. The Commissioner's report identifies inequities in access to services and opportunities for marginalized and racialized groups. Addressing these systemic barriers presents an opportunity to foster greater equity, strengthen community trust, and create more inclusive institutions.

The Department of Post-Secondary Education, Training, and Labour (PETL) has been collaborating with other departments to determine which recommendations have been completed, which are in progress, and the feasibility of the remaining ones. PETL has also investigated opportunities for data collection and purchasing to guide actions and measures.

Data Sources: None

**Data Gaps – limited gender disaggregated data on this population*

Target Population: People from racialized communities, immigrants, and Indigenous Peoples in New Brunswick

Direct Benefits:
Gender:
Gender Balanced
Women[3]

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Racialized Communities; Indigenous Peoples; Newcomers; English or French as second+ language learners

GBA+ Timing:
Existing – GBA+ still current

GBA+ Responsive Approach: The collection of disaggregated data is at the core of this initiative to conduct a root cause analysis and provide recommendations for further action.

[3] The Commissioner's Report highlights the perilous experiences of racism experienced by women and/or members of the 2SLGBTQI+ community.

Accessibility Office

An Accessibility Office has been established within the Department of Post-Secondary Education, Training, and Labour to support the Minister and the Accessibility Advisory Board in the implementation of the *Accessibility Act*. The purpose of the Act is to identify, remove, and prevent barriers to accessibility so that all New Brunswickers can fully participate in society.

The Office will support the development of a five-year strategic plan on accessibility, coordinate the development of the first government accessibility plan, and support in the development of accessibility standards regulations.

This funding will help properly enforce the Act by making sure there are enough resources to remove and prevent barriers. It is especially important to support the Accessibility Office, as its work directly affects the services and benefits available to people with disabilities.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: People in New Brunswick who require accommodations and/or have disabilities

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Young adults; Adults; Seniors

Additional Characteristics:
Persons with Disabilities

GBA+ Timing: Existing – GBA+ still current

Accessibility Assessments

The Department of Post-Secondary Education, Training, and Labour (PETL) is responsible for the administration of the *Accessibility Act*. The purpose of the *Act* is to identify, remove, and prevent barriers to accessibility so that all New Brunswickers can fully participate in society.

Assessing the accessibility of PETL buildings is an important step in making government services easier to use for everyone. These assessments will identify barriers in the design or construction of buildings where PETL operates, including regional and central offices.

Data Sources: External Data Sources, Statistics Canada

**Data Gaps – Disaggregated data on disabilities and accessibility barriers*

Target Population: Persons with disabilities and others who face barriers when working at, visiting, or receiving services from the buildings related to PETL's business

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Persons with Disabilities

GBA+ Timing: No GBA+ was previously conducted on this item

First Nations Development Agreement Fund

The intention of the First Nations Development Agreement Fund is to provide dedicated funding to support development agreements between the province and five First Nations communities in New Brunswick. These agreements include priorities identified through a negotiation process led by the First Nations.

The Fund is intended to achieve substantial improvements in the lives of First Nations people in a measurable way. The priorities identified in these agreements include housing, community improvements, upgrades to civil infrastructure, support for recreation and cultural activities, and economic development.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: First Nations communities in New Brunswick

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
Indigenous Peoples; Individuals in particular regions

GBA+ Timing: Existing – GBA+ was refreshed

Rehabilitation Counselling

This investment will expand the Rehabilitation Counseling Program (delivered by Ability NB) to areas of the province currently receiving limited service from the program.

Rehabilitation Counsellors work with individuals with disabilities and their support network to empower, plan, resolve, and prioritize unmet needs, identify goals, and identify possible routes and options for services and supports. They may facilitate access to services and supports and follow up on action steps to ensure progress. In new Brunswick, 84% of Rehabilitation Counsellors are women.

Expansion of the program will allow more consistent access to services in high demand areas in the eastern Northumberland County region (e.g., Neguac, Miramichi), Bathurst/Acadian Peninsula, and the Upper River Valley regions.)

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Persons with disabilities in New Brunswick; Rehabilitation Counsellors seeking employment

Direct Benefits:

Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Adults

Additional Characteristics:
Persons with Disabilities; Individuals in particular regions

GBA+ Timing: No GBA+ was previously conducted on this item

Nursing Home Inflation Cost Increase (Non-profit Homes)

Non-profit nursing homes currently provide nursing home services to over 5000 clients around the province. The requested funds will allow for a funding allocation increase for the category of general supplies over the next 4 years as an inflationary adjustment.

These funds will help ensure that non-profit nursing homes can continue to offer quality care services to nursing home residents.

Provincial nursing home clients are predominantly seniors, including persons with disabilities. Since 65% of nursing home clients in New Brunswick are women, the funds are likely to impact a higher proportion of women seniors.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Seniors in long-term care

Direct Benefits:
Gender:
Women

Income Distribution:
All income levels

Inter-Generational:
Seniors

Additional Characteristics:
Persons with Disabilities

GBA+ Timing: Existing – GBA+ still current

Wage Increase Human Service Counsellors

A $1.75 per hour wage increase will directly benefit Human Service Counsellors working in community residences, family support, attendant care, and ESSP/ADAPT agencies. In New Brunswick, 72% of community and social service workers are women.

Additionally, this investment will address recruitment and retention challenges within this vital service sector and indirectly benefit those receiving services from these Human Service Counsellors.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Human Service Counsellors working in community residences, family support, attendant care, and ESSP/ADAPT agencies

Direct Benefits:

Gender:
Predominantly Women

Income Distribution:
All income levels

Inter-Generational:
Adults

Additional Characteristics:
Workers; Individuals with some high school, high school graduate or equivalent; Individuals with college or other non-university certificate or diploma

GBA+ Timing: Unknown

Specialized Child Placements

Some children and youth supported by Social Development have complex needs that require intensive clinical care and specialized support. These individualized, high-intensity services lead to higher costs.

This budget item provides the necessary funds to provide support to exceptional cases and aims to have a positive impact on children and youth with disabilities and their families.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Children and youth with disabilities

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Primarily benefit youth, children, or future generations

Additional Characteristics:
Persons with Disabilities

GBA+ Timing: No GBA+ was previously conducted on this item

Homeless Hubs

In 2023-2024, Homeless HUBS were launched as a pilot program in three urban locations to provide a range of services including health, mental health, addiction support, housing inquiries, and outreach programs. Continued funding is required to build on the progress made in 2023-2024 in providing services for unhoused individuals across New Brunswick.

Last year, these hubs served nearly 72,000 points of contact and 2,400 unique individuals. According to available data, across the province 70% of those experiencing homelessness identify as men, 26% as women, and 4% as gender diverse; 11% of people experiencing homelessness identify as a member of the 2SLGBTQI+ community, and 19% identify as Indigenous. 40% of people experiencing homelessness in the province have less than high school completion.

Data Sources: External Data Sources

**Data Gaps – none specified*

Target Population: Individuals experiencing homelessness in New Brunswick

Direct Benefits:
Gender:
Men
Transgender and Gender Diverse Individuals

Income Distribution:
Lower Income

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with mental disabilities; Indigenous Peoples; Urban Populations

GBA+ Timing: No GBA+ was previously conducted on this item

Homelessness Emergency Shelters

The Homelessness Emergency Shelters funding aims to address the increasing demand for emergency shelter beds, particularly during extreme weather conditions, by ensuring the availability of safe housing alternatives for individuals experiencing homelessness. The proposal includes transitioning temporary shelter beds implemented in the winter of 2024 into permanent shelter beds, as well as increasing the per diem for smaller shelters to better cover operating costs.

The emergency shelter system needs to be responsive to the diverse needs of individuals, particularly those who may face heightened vulnerability. This includes recognizing that 70% of individuals experiencing homelessness in the province identify as male, 26% female, 4% gender diverse, 11% identify as a member of the 2SLGBTQI+ community, and 19% identify as Indigenous. Additionally, 40% of individuals experiencing homelessness in the province have less than high school completion. The goal is to provide inclusive, accessible, and safe shelter options, especially during extreme weather events, while considering the intersectional barriers faced by different populations.

Data Sources: External Data Sources

**Data Gaps – none specified*

Target Population: Individuals experiencing homelessness in New Brunswick

Direct Benefits:
Gender:
Men
Transgender and Gender Diverse Individuals

Income Distribution:
Lower Income

Inter-Generational:
Adults

Additional Characteristics:
2SLGBTQI+ people; Persons with mental disabilities; Indigenous Peoples; Urban populations

GBA+ Timing: No GBA+ was previously conducted on this item

Nursing Home Management Wages

This investment will increase the salaries of over 200 management and non-union staff in nursing homes in New Brunswick to address wage compression and inversion, aligning these positions with comparable roles in other healthcare settings. A higher proportion of these roles are filled by women (77%).

Wage increases will help ensure the recruitment and retention of qualified personnel in nursing homes, which will contribute to the effective operation of these facilities. It will also help to ensure continuity in the delivery of quality nursing home care services.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Management and non-union staff in nursing homes

Direct Benefits:
Gender:
Women

Income Distribution:
Middle Income; Higher Income

Inter-Generational:
Adults

Additional Characteristics:
Workers; Individuals with Certificate of Apprenticeship or other trades certificate or diploma; Individuals with college or other non-university certificate or diploma; Individuals with university certificate, diploma or degree

GBA+ Timing: No GBA+ was previously conducted on this item

Relief Care

This investment aims to provide relief care services for children and youth in temporary care (including those with a disability) where children are actively living with their parents. This initiative is designed to prevent caregiver burnout and crises, thereby supporting healthier relationships between children/youth and their caregivers.

In September 2024, there were 641 children and youth in temporary care in the province.

By offering various forms of relief care, such as support worker hours, food vouchers, and babysitting, the program seeks to keep children and youth out of foster homes or group care.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Children and youth in temporary care in New Brunswick and their caregivers

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Primarily benefit youth, children, or future generations; Adults

Additional Characteristics:
Persons with Disabilities; Parents

GBA+ Timing: Existing – GBA+ still current

Nursing Homes Without Walls

The Nursing Home Without Walls (NHWW) program aims to enhance the experience of aging by empowering older adults and their caregivers in New Brunswick to age in their homes. By enabling older adults to age in place, NHWW contributes to prolonged independence, minimizing the need for premature admission to long-term care facilities and decreasing unnecessary emergency department visits.

These funds will allow for an additional 10 NHWW sites to be established and maintained, increasing the program from 30 sites to 40 sites. In New Brunswick, 94.1% of older persons (65+) are living in a private residence and 54.7% of adults over the age of 65 are female. The NHWW program increases the probability that seniors who are aging in place at home will continue to be able to do so.

Seniors who age in place at home often have the support of family caregivers, the majority of whom are women. In providing support and services to seniors aging in place, family caregivers would also benefit.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: New Brunswick seniors living at home

Direct Benefits:

Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Seniors

Additional Characteristics:
N/A

GBA+ Timing: Existing – GBA+ still current

Low-Income Seniors Benefit

In 2024, the Government of New Brunswick increased the Low-Income Seniors' Benefit from $400 to $600. Commencing in the 2025 benefit year and moving forward, the Low-Income Senior's Benefit will be indexed to inflation on an annual basis. Applications for the 2025 benefit year will be received from April 1 – December 31.

In 2024, over 50,000 seniors received the Low-Income Seniors' Benefit; the majority of whom are women.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Seniors with low incomes

Direct Benefits:
Gender:
Women

Income Distribution:
Lower Income

Inter-Generational:
Seniors

Additional Characteristics:
Urban populations; Rural or remote populations

GBA+ Timing: Existing – GBA+ still current

Social Assistance Household Supplement

This $200 household supplement directly impacts recipients of social assistance as well as recipients of Youth Engagement Services (YES). This investment impacts over 33,000 New Brunswick residents, including 21,024 households on social assistance (approximately 6,000 of whom are persons with disabilities), 243 youth in the YES program, and more than 10,000 children.

By addressing the financial strain faced by these individuals and families, the supplement helps to alleviate poverty and improve overall well-being. It enables recipients to better afford essential expenses, fostering greater stability and resilience within the community.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: People who are recipients of social assistance or Youth Engagement Services (YES) in New Brunswick

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
Lower Income

Inter-Generational:
No generational impacts

Additional Characteristics:
Persons with Disabilities

GBA+ Timing: Existing – GBA+ was refreshed

Nursing Home Plan and Specialized Care Beds

The 2018-23 Nursing Home Plan was designed to increase the number of care beds available in long term care facilities. Completing the remaining planned beds will continue this progress, improving services and enhancing the quality of life for those who need long-term care.

This investment will directly support seniors who require nursing home and long term care. Since 65% of nursing home residents are women, this funding is expected to benefit more women than men.

It will also help informal and family caregivers, who are disproportionately women, by allowing them to access professional care, effectively reducing at-home workloads.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Seniors who require facility-based care, including those experiencing memory challenges

Direct Benefits:
Gender:
Predominantly women

Income Distribution:
All income levels

Inter-Generational:
Seniors

Additional Characteristics:
Persons with Disabilities; Workers

GBA+ Timing: Existing – GBA+ was refreshed

Aging with Dignity

This funding, which is carry over funding from the Canada-New Brunswick Aging with Dignity Funding Agreement (2023-24 to 2027-28), will be used to support high standards of care in Long-Term Care (LTC) facilities and improve home and community care services, which assist seniors to function as independently as possible. These services can include assisting with the senior's daily activities such as personal care (e.g. bathing, grooming, feeding), light housekeeping, and meal preparation. These services can also include relief to caregivers.

Nearly two-thirds of LTC residents are women, and both formal and informal caregivers are predominantly women as well. In addition, many LTC residents live with physical and mental disabilities. This funding will directly improve the quality of life of LTC residents and may help to reduce caregivers' stress.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: New Brunswick seniors and care workers

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
All income levels

Inter-Generational:
Seniors

Additional Characteristics:
Persons with physical disabilities; Persons with mental disabilities; Workers

GBA+ Timing: Existing – GBA+ still current

Implementation: *Child and Youth Wellbeing Act*

The purpose of the *Child and Youth Well-Being Act* is to promote the interests, protection, participation and well-being of children and youth along with the health and well-being of families. The overall approach is child-centred, rather than parent-centred and recognizes how early detection and intervention is critical in matters where the well-being of a child or youth may be at risk.

To implement the Act and its regulations, the Department requires budget allocations to fulfill its legislative responsibilities, particularly in areas such as early intervention, prevention, kinship services, safe and supportive care, stabilization services, and the expansion of youth and young adult services.

This budget item will also support the recruitment of additional social workers, social work technicians, and social work supervisors, ensuring that these critical services are adequately staffed to meet the needs of children, youth, and families.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Potential social workers, social work technicians, and social work supervisors

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
All income levels

Inter-Generational:
Adults

Additional Characteristics:
Workers; Individuals with college or other non-university certificate or diploma; Individuals with university certificate, diploma or degree

GBA+ Timing: Existing – GBA+ was refreshed

Homelessness and Encampments

This federally funded initiative is aimed at finding solutions that will help individuals transition out of encampments with dignity and prepare them for housing. The process will be carried out with care, and respect for those who may choose to remain in their current spaces, ensuring that services are accessible to them throughout the community.

The intended outcome is that individuals experiencing homelessness in the Southern Peninsula and within a 1 km radius will have access to shelter options that include essential services and support to help them regain stability.

The majority of those experiencing homelessness are male, and exhibiting mental health and substance use disorders. In the City of Saint John 66% of those experiencing homelessness identify as male. Regional data from Saint John also indicates that Indigenous people, 2SLGBTQI+ people, and transgender, nonbinary, and gender-diverse people are disproportionately represented among the unhoused population.

The Department of Social Development will partner with the City of Saint John on their outlined Community Encampment Response Plan and the Human Development Council for required data and reporting.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Individuals experiencing homelessness in Saint John

Direct Benefits:
Gender:
Men
Transgender and Gender Diverse Individuals

Income Distribution:
Lower Income

Inter-Generational:
No generational impacts

Additional Characteristics:
Persons with mental disabilities; Urban populations; Individuals in particular regions; Indigenous Peoples; 2SLGBTQI+ People

GBA+ Timing: Existing – GBA+ still current

Indexing Social Assistance Rates to Inflation

On April 1st of each year, Social Assistance rates are adjusted based on the annual change in New Brunswick's cost of living (NB-CPI).

The increase for 2025 NB-CPI is calculated to be 2.2%, as required by law under the Family Income Security Act (FISA).

Adjusting social assistance rates will benefit approximately 25,900 unique households (6,194 Extended Benefits Program units and 18,555 Temporary Assistance Program units). 75% of the households who benefit are single person units and 25% are multiple person units.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Social Assistance recipients in New Brunswick

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
Lower Income

Inter-Generational:
Adults

Additional Characteristics:
Persons with Disabilities; Workers; Single person households; Parents; Lone parent households

GBA+ Timing: Existing – GBA+ still current

Per Diem Increase for Adult Residential Facilities

Adult residential facilities provide essential services to seniors and adults with a disability who require care to remain in their own communities, thus avoiding more costly services such as nursing home placement and hospitalization.

These funds will increase adult residential facility per diem rates each year over the next four (4) years to account for inflationary increases to operating costs. These funds will help ensure continued operation of the facilities and will reduce the potential of increased costs to the 7,000+ New Brunswick adult residential facility residents. 69% of residents are seniors, 31% are persons with a disability, and 56% are female.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: Seniors and persons with disabilities who are residents of adult residential facilities

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Adults; Seniors

Additional Characteristics:
Persons with Disabilities

GBA+ Timing: Existing – GBA+ still current

Wage Increase Group Homes

Group home workers play a vital role in providing essential support services to vulnerable children and youth in New Brunswick.

Increasing the wages of group home workers will have a direct positive impact on many women of working age, who make up 72% of group home workers in New Brunswick, and who provide these critical services in group homes or child-specific placement institutions. This wage increase will help address recruitment and retention challenges within this important occupational group, ensuring continuity and quality of care by retaining a qualified workforce.

As a result, individuals receiving services in group homes or child-specific placements will also benefit, as there will be a greater number of workers available to support their needs, ultimately enhancing the quality of care provided

Data Sources: External Data Sources

**Data Gaps – Demographic data related to workers in group homes and child specific placements in New Brunswick*

Target Population: Group home workers in New Brunswick working in child specific placements

Direct Benefits:
Gender:
Women

Income Distribution:
All income levels

Inter-Generational:
Adults

Additional Characteristics:
Workers

GBA+ Timing: Unknown

Wage Increases for Personal Support Workers in Home Support and Adult Residential Facilities

Increased wages will address recruitment and retention challenges in the human services sector. The wage increase will primarily benefit Personal Support Workers who are working in adult residential facilities and home care, 92% of whom are women.

Individuals receiving services in adult residential facilities or home care will also benefit, as there will be more workers available to assist with their needs.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Personal Support Workers working in adult residential facilities and home care

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
All income levels

Inter-Generational:
Young adults; Adults

Additional Characteristics:
Workers

GBA+ Timing: Unknown

Comfort and Clothing Allowance

The Comfort and Clothing Allowance provides funding to seniors and people with disabilities living in nursing homes and adult residential facilities, and eligible recipients of social assistance, to help with the purchase of personal and comfort items as well as clothing necessities.

In September 2024, the Comfort and Clothing Allowance was increased by $55 a month for adult residential facility and social assistance clients to a total of $190 a month, and for nursing home clients it was increased by $42 a month for a total of $150 a month. Prior to this increase, Comfort and Clothing Allowance rates had not changed in several years.

Data Sources: Internal Data Sources

**Data Gaps – none specified*

Target Population: Seniors and people with disabilities living in nursing homes and adult residential facilities, and eligible social assistance recipients

Direct Benefits:
Gender:
Women

Income Distribution:
Lower Income

Inter-Generational:
Seniors

Additional Characteristics:
Persons with Disabilities

GBA+ Timing: Existing – GBA+ still current

Wrap-around Services for Supportive Housing

The goal of wrap-around services is to address not just one specific issue but the interconnected challenges a person or group may face, promoting long-term stability and well-being. This investment focuses on developing wrap-around services to those experiencing chronic homelessness in New Brunswick through new supportive housing units, of which there will be 102 new units across the province. Wrap-around services use a collaborative approach to ensure that housing tenants, clients, and applicants have access to a variety of programs and services to address their unique needs.

According to available data, across the province, 70% of those experiencing homelessness identify as male, 26% as female, 4% as gender diverse, 11% identify as a member of the 2SLGBTQI+ community, and 19% identify as Indigenous. In terms of educational attainment, 40% of people experiencing homelessness in the province have not completed a high school diploma (or equivalent). Many experiencing homelessness also experience mental health and substance use disorders.

Data Sources: External Data Sources

**Data Gaps – none specified*

Target Population: Individuals who are chronically homeless

Direct Benefits:
Gender:
Men
Transgender and Gender Diverse Individuals

Income Distribution:
Lower Income

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with mental disabilities; Indigenous Peoples

GBA+ Timing: Early in idea/development phase (when options/proposals are being developed)

Canada Summer Games 2029 Operational Funding

Saint John and Moncton have combined forces in a bid to host the Canada Games in 2029. The Games are an inclusive and accessible event that aims to promote participation and leadership from diverse groups. The Canada Games Council has made efforts to support opportunities for all genders, persons with disabilities, and Indigenous youth. The Canada Games will demonstrate the value of inclusivity and accessibility by creating spaces which allow all athletes, coaches, volunteers, and spectators to feel welcome.

The funding provided through this Canada Games initiative will support community building by enhancing volunteerism and expanding access to programs and facilities. It will also drive sport development through infrastructure improvements and leadership training, boost local economies through tourism and investment, and promote environmental sustainability by greening infrastructure and raising awareness.

Data Sources: Internal Data Sources, External Data Sources

**Data Gaps – none specified*

Target Population: The athletes, and communities that will be involved in the Games, the Host Society responsible for organizing the games as well as the staff and volunteers.

Direct Benefits:

Gender:
Gender Balanced

Income Distribution:
All income levels

Inter-Generational:
Young adults; Adults

Additional Characteristics:
Persons with Disabilities; Indigenous Peoples, Individuals in particular regions

GBA+ Timing: Existing – GBA+ still current

GBA+ Responsive Approach: The games themselves include positions that facilitate inclusivity including Indigenous Coach apprenticeships, women in coaching apprenticeships, as well as reserved positions for athletes with intellectual and physical disabilities.

Physical Activity Strategy and Action Plan for New Brunswick

The Physical Activity Strategy for New Brunswick is designed to provide an overarching vision and framework to guide efforts towards increasing accessible and meaningful movement opportunities for individuals across the province. The goal is to remove barriers that hinder participation in physical activity and to ensure equitable access to opportunities to move more across all stages of life.

Examples of strategies presented in the action plan to engage underrepresented groups include: the Zoomers program for seniors, school programs for children and youth, workplace programs for working-age adults, healthcare partnerships for individuals with health concerns, active transportation initiatives for travelers, and equity-based programs for diverse communities.

Data Sources: Statistics Canada; External Data Sources

**Data Gaps – none specified*

Target Population: New Brunswick residents who are physically inactive or sedentary, as well as those facing barriers to participating in physical activities

Direct Benefits:
Gender:
Women

Income Distribution:
Lower Income

Inter-Generational:
No generational impacts

Additional Characteristics:
Persons with Disabilities; Racialized Communities; Indigenous Peoples; Newcomers; Individuals with some high school, high school graduate or equivalent

GBA+ Timing: No GBA+ was previously conducted on this item

Economic Development of the Cultural Sector

Building on the 2014–2019 "Creative Futures" cultural policy, this renewed cultural action plan will guide investments that foster stability and growth for artists, cultural workers, and organizations. By aligning sector priorities with the government's commitment to arts and culture as economic and social drivers, the plan embeds diversity, equity, and inclusion at its core. This approach ensures government support removes barriers and creates a more inclusive, resilient, and thriving cultural sector across New Brunswick.

Expanding the export of works by professional New Brunswick artists and organizations fosters diverse cultural exchange and representation on the international stage. Dedicated funding to support growth in Francophone and African markets will create opportunities for artists from equity-deserving communities, including BIPOC, language minorities, and culturally diverse groups, to share their work globally. This investment will not only strengthen diplomatic and economic ties but also promote equity in access to international platforms, ensuring that New Brunswick's cultural exports reflect the province's diversity.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Professional New Brunswick artists

Direct Benefits:
Gender:
Women

Income Distribution:
Lower Income

Inter-Generational:
Adults

Additional Characteristics:
2SLGBTQIA+; Indigenous Peoples; Racialized Communities; Francophone Populations

GBA+ Timing: Early in idea/development phase (when options/proposals are being developed)

Campus Sexual Violence

Investments in Campus Sexual Violence Prevention and Response will allow for the establishment of a Provincial Campus Sexual Violence Advisor to be housed under Women's Equality, as well as the development of an advisory committee that will continue the work started in 2021 with the Roundtable on Campus Sexual Violence.

The advisory committee will help to bridge gaps in knowledge and collaboration between government departments, stakeholders and community organizations and public post-secondary institutions (PPSIs). This work will include an e-learning training module, and the development of a grant to support PPSI campuses across the province.

Campus sexual violence is gender-based violence. Women are predominantly affected by sexual violence and are the primary beneficiaries of a campus sexual violence response. Many people of intersecting identities and populations will be affected by these initiatives as well. 2SLGBTQI+ individuals and men who have experienced sexual violence can access the program and receive services to address their trauma.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada, International Organizations

**Data Gaps – none specified*

Target Population: Survivors of sexual violence enrolled at public post-secondary institutions (PPSI) in New Brunswick

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
Lower Income

Inter-Generational:
Young adults; Adults

Additional Characteristics:
2SLGBTQI+ people; Students; Racialized Communities; Newcomers; Anglophone Populations; Francophone Populations; Urban populations; Rural or remote populations

GBA+ Timing: Although no GBA+ was previously conducted on this item, some campuses are located in rural areas where there are minimal services for survivors of sexual violence, i.e. Sackville, Saint-Andrews. This project could help facilitate some cost and resources sharing for these regions to improve services and response. If the funding is not sustainable core funding but project-based, it could cause gaps in services for survivors of sexual violence and a trauma-based approach should be best practice to minimize harm and secondary trauma.

Community-Based Sexual Violence Services Program

In 2024-2025, 13 community agencies received funding to provide community based-sexual violence services. Funds are used in the community to co-ordinate the community response to sexual violence and support survivors as they navigate health, social and justice systems and for specialized sexual violence counselling. Funding in 2025-2026 will support continued service delivery in these communities.

Sexual violence is gender-based violence. Women are predominantly affected by sexual violence and are the primary beneficiaries of this program. 2SLGBTQI+ individuals and men who have experienced sexual violence can access the program and receive services to address trauma.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Survivors of sexual violence in New Brunswick

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with disabilities; Racialized Communities; Newcomers; Anglophone Populations; Francophone Populations; Rural or remote populations

GBA+ Timing: Existing – GBA+ was refreshed

GBA+ Responsive Approach: Agencies are to use travel allocations to reach clients in rural areas or in other cases, offer travel funds to clients unable to reach services.

Canada – New Brunswick Agreement: Crisis hotlines responding to gender-based violence

In 2021, the Federal Government committed to a four-year contribution of $30 million of temporary funding to distribute among 13 provincial and territorial governments for existing gender-based violence (GBV) crisis hotlines. The Government of New Brunswick is receiving up to $700,000 over three years to support not-for-profit organizations providing existing GBV crisis hotlines who have addressed the impacts of the COVID-19 pandemic relative to GBV crisis support and have adapted the delivery of services post-pandemic. Women's Equality is collaborating with the Department of Social Development to expand and leverage the existing NB211 service to act as a "front door" for gender-based violence supports ensuring callers are directed to the appropriate resources.

Women's Equality allocated $150,000 to 15 crisis hotlines in year 1 and $58,000 for a knowledge forum on a centralized GBV crisis line. In year 2, $160,000 was given to United Way for system navigators, reporting metrics, and a promotional campaign. Funding will continue in year 3 to support NB 211 expansion and GBV resource promotion.

Data Sources: External Data Sources

**Data Gaps – none specified*

Target Population: Survivors of gender-based violence across the province and family, friends, co-workers and others seeking information to support survivors

Direct Benefits:
Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
Lower Income; Middle Income

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with physical disabilities; Persons with mental disabilities; Racialized Communities; Indigenous Peoples; Newcomers; English or French as second+ language learners; Anglophone Populations; Francophone Populations; Rural or remote populations

GBA+ Timing: Existing – GBA+ was refreshed

GBA+ Responsive Approach: An easy to remember phone number improves access to gender-based violence services, streamlines response efforts, and ensures callers are quickly connected to appropriate resources.

Domestic Violence Outreach Services

There are 14 Domestic Violence Outreach (DVO) Programs across the province delivering services to survivors of domestic/intimate partner violence that require additional funding to cover rising operational and salary costs.

The number of survivors of domestic and intimate partner violence living in communities across the province seeking support continue to rise. Further investments in the DVO program will address increasing demands in service and allow community organizations to better recruit and retain trained, qualified staff to work with survivors.

While survivors of domestic violence are primarily women and 2SLGBTQI+ persons, specific measures within the DVO program benefit various intersecting groups. Having bilingual outreach staff benefits Francophone minorities in predominantly Anglophone areas, while capacity building supports effective service delivery for newcomers and visible minorities. Additionally, increased transportation funding improves access for those in rural and remote areas.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada, International Organizations

**Data Gaps – Lack of demographic data collected on clientele in New Brunswick due to lack of consistent intake process and database systems*

Target Population: Survivors of domestic and intimate partner violence, as well as their dependents should they have any

Direct Benefits:
Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
All income levels

Inter-Generational:
Young adults, Adults

Additional Characteristics:
2SLGBTQI+ people; Persons with Disabilities; Racialized Communities; Indigenous Peoples; Newcomers, English or French as second+ language learners; Anglophone Populations; Francophone Populations; Rural or remote populations; Parents; Lone parent households

GBA+ Timing: Existing – GBA+ still current

Gender Equity Action Fund

The Gender Equity Action Fund will serve as a catalyst for action by providing multiple, one-time grants of up to $5,000 per proposal to community-based equity-seeking organizations. This funding will empower equity-seeking groups to launch innovative projects that address critical issues and will directly support community-driven solutions that promote gender equality.

The fund will provide support for initiatives that address systemic issues faced by women, girls, and gender diverse people in New Brunswick, such as violence, economic insecurity, healthcare access, and more. It will also empower organizations tackling intersectional issues by addressing the specific needs of diverse groups of women and 2SLGBTQI+ people.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Equity-seeking community-based organizations in New Brunswick

Direct Benefits:
Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Racialized Communities; Indigenous Peoples; Newcomers; Urban populations; Rural or remote populations

GBA+ Timing: Early in idea/development phase (when options/proposals are being developed)

Intimate Partner Violence Transition Houses

Transition houses are an essential support in our provincial response to Intimate Partner Violence (IPV). They provide short-term housing for women and their children who are leaving situations of IPV. Women, but especially Indigenous women, women with disabilities, and newcomer or racialized women, are subjected to rates of IPV that are disproportionately higher than men. Women are also more likely to be subjected to more severe forms of IPV and are more likely to be killed in a domestic homicide than their male counterparts.

In addition to housing, transition houses provide emotional support, crisis intervention, and support to children.

Further investments in the Transition House Program will support operations, recruitment and retention of trained, qualified staff, governance and to meet the needs of survivors and their children.

Data Sources: External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Women and their children who are leaving intimate partner violence

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
Lower Income; Middle Income

Inter-Generational:
Primarily benefit youth, children, or future generations; Young adults; Adults

Additional Characteristics:
2SLGBTQI+ people; Persons with physical disabilities; Racialized Communities; Indigenous Peoples; Newcomers; Anglophone Populations; Francophone Populations; Urban populations ; Rural or remote populations; Single person households; Lone parent households

GBA+ Timing: Although no GBA+ was previously conducted on this item, programs like IMVisible help mitigate cultural and language barriers for newcomer women; Two transition houses in New Brunswick focus specifically on Indigenous women; Some shelters accept gender-diverse individuals, but more support is needed to address barriers for 2SLGBTQI+ individuals; Some transition houses have accessible features, and grants exist for improvements for individuals with disabilities.

National Action Plan to End Gender-Based Violence

The National Action Plan (NAP) to End Gender-Based Violence (GBV) was launched in 2022 and is facilitated through bilateral agreements with all provinces and territories (2023-2027) to build on existing federal and provincial approaches to ending GBV.

The implementation plan seeks to address gender-based violence from a variety of perspectives. It has actions within it to address prevention of gender-based violence as well as supports and services for those who are subjected to it.

The populations impacted by this policy are broad in scope due to the nature of the implementation plan. There are a variety of activities described within it to address barriers to accessing services, support children who have been exposed to gender-based violence and provide education to the general public. Additionally, there are resources allocated to the development of programming for perpetrators of GBV to help reduce repeat incidents.

Data Sources: Statistics Canada, International Organizations

**Data Gaps – Limited data on IPV in Indigenous communities in New Brunswick, therefore federal data was used.*

Target Population: New Brunswickers who are subjected to gender-based violence, perpetrators of gender-based violence, children of victims and survivors, those who work with people impacted, and the overall NB population through increasing understanding of gender-based violence, healthy relationships and gender equality

Direct Benefits:
Gender:
Predominantly Women

Income Distribution:
All income levels

Inter-Generational:
No generational impacts

Additional Characteristics:
2SLGBTQI+ people; Persons with disabilities; Racialized Communities; Indigenous Peoples; Newcomers; English or French as second+ language learners; Anglophone Populations; Francophone Populations

GBA+ Timing: Existing – GBA+ still current

GBA+ Responsive Approach: The Implementation Plan allocates resources to develop evidence-based programs for perpetrators. These programs help individuals unlearn harmful behaviors, potentially avoiding justice system contact and improving relationships with their children.

Pay Equity Bureau Development

Pay Equity is the practice of ensuring that employees receive equal pay for work of equal value, regardless of gender. The Pay Equity Bureau provides assistance, guidance, and oversight to help public sector employers meet their current pay equity obligations under the *Pay Equity Act,* 2009.

This investment will strengthen the Pay Equity Bureau by adding additional resources to support meaningful consultations with stakeholders, comprehensive education and awareness initiatives, the creation of pay equity support tools, and the execution of a well-informed strategy to implement a phased-in approach to pay equity in the private and care sectors effectively.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada, International Organizations

**Data Gaps – none specified*

Target Population: Public and care sector stakeholders and employers who need pay equity guidance and support

Direct Benefits:
Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
All income levels

Inter-Generational:
Adults

Additional Characteristics:
Workers

GBA+ Timing: Early in idea/development phase (when options/proposals are being developed)

Second Stage Housing Program

Women and gender-diverse people are disproportionately impacted by gender-based violence (GBV) both in terms of frequency and severity. As such, having programming that directly targets this population is imperative to the delivery of a positive and strategic response to GBV.

Further investments in the Second Stage Housing Program will to support operations, recruitment and retention of trained, qualified staff, governance and to meet the needs of survivors and their children.

The Second Stage Housing Program has a positive impact on both survivors and children who have been subjected to gender-based violence by providing safe and secure affordable housing options, delivering group programming, and providing an environment in which they can begin to process their experiences and move forward with their lives after abuse.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: New Brunswick women and their children who have been impacted by Domestic Intimate Partner Violence

Direct Benefits:
Gender:
Predominantly Women
Transgender and Gender Diverse Individuals

Income Distribution:
Lower Income

Inter-Generational:
Primarily benefit youth, children, or future generations; Adults

Additional Characteristics:
Persons with physical disabilities; Persons with mental disabilities; Racialized Communities; Indigenous Peoples; Single person households; Lone parent households

GBA+ Timing: Existing – GBA+ was refreshed

GBA+ Responsive Approach: While men are not able to live at Second Stage Facilities, they continue to have access to other government supports such as rent subsidies and, in some cases, can access support from an outreach worker in their community to help connect them to resources. While men are not permitted to visit their children at the second stage facilities, it is possible for them to organize visitation through other means at other locations. For individuals with disabilities, many second stage housing facilities offer accessible units.

Addressing Core Housing Need

New Brunswickers have experienced some of the highest rent increases in Canada. The rent cap is one component of improving affordability. Due to the very low vacancy rate in the province (less than 2% in most areas), renters have little to no power when it comes to renting, and options are limited even for those who can afford higher rents.

Expanding the number of public housing units will prioritize those most in need. Supporting the ongoing operations and expansion of social housing units – owned and operated by non-profits and cooperatives – will also provide more affordable, adequate, and safe housing options.

An increase in purpose-built housing stock will lead to a healthier vacancy rate and will help rebalance the housing market. A more balanced housing market will provide renters with more options in their communities. Additionally, rent supplements, including the Direct-to-Tenant benefit and the other Canada Housing Benefit programs, will help offset the cost of renting in the province.

Data Sources: Internal Data Sources, Statistics Canada

**Data Gaps – Canadian Mortgage and Housing Corporation data is not available for all areas of the province. Census data is only available on the census cycle.*

Target Population: Residents of New Brunswick in need of core housing (those who spend more than 30% of their household income, before tax, on housing)

Direct Benefits:
Gender:
Women

Income Distribution:
Lower Income

Inter-Generational:
Adults; Seniors

Additional Characteristics:
2SLGBTQI+ people; Persons with Disabilities; Indigenous Peoples; Newcomers; English or French as second+ language learners; Single person households; Lone parent households

GBA+ Timing: No GBA+ was previously conducted on this item

Canada-New Brunswick Housing Benefit for Survivors of Gender-Based Violence (CHB-SGBV)

The Canada Housing Benefit for Survivors of Gender-Based Violence (GBV) is a direct-to-household rental benefit. The benefit enhances services for survivors already provided by the Domestic and Intimate Partner Violence (DIPV) sector. It provides financial support for housing in the private rental market. Delivered through community-based outreach and support organizations, the program builds on existing relationships with survivors as they transition from abusive situations. Providing financial support for housing reduces the risk of survivors returning to their abusers.

DIPV disproportionately impacts women. Indigenous women, disabled women, and 2SLGBTQI+ women and gender diverse people are victimized at high rates. DIPV impacts people of all ages, including children and seniors.

This benefit increases capacity to support more survivors as they move from temporary, emergency shelters into stable housing. Because it is delivered directly by partners, it serves those in immediate need without administrative barriers to the program delivery.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: Survivors of domestic and intimate partner violence in New Brunswick

Direct Benefits:
Gender:
Predominantly Women

Inter-Generational:
No generational impacts

Income Distribution:
All income levels

Additional Characteristics:
2SLGBTQI+ people; Racialized Communities; Indigenous Peoples; Single person households; Lone parent households

GBA+ Timing: Existing – GBA+ still current

Rent Cap

The government is implementing a provincial rent cap to address rising housing costs and protect renters from unaffordable rent increases. As of February 1, 2025, rent increases were capped at three percent annually.

This measure aims to provide stability for tenants, prevent unexpected rent hikes, and contribute to overall housing affordability in New Brunswick. The rent cap will have a broad positive impact, particularly on low-income renters, seniors, and vulnerable populations who are disproportionately affected by rising housing costs. By capping rent increases, the initiative contributes to housing security, reduces financial stress, and supports individuals and families in maintaining stable living conditions.

Data Sources: Internal Data Sources, External Data Sources, Statistics Canada

**Data Gaps – none specified*

Target Population: New Brunswick renters

Direct Benefits:
Gender:
Gender Balanced

Income Distribution:
Lower Income ; Middle Income

Inter-Generational:
Young adults ; Adults ; Seniors

Additional Characteristics:
Persons with Disabilities; Racialized Communities; Indigenous Peoples; Newcomers; Urban populations; Rural or remote populations; Single person households; Lone parent households

GBA+ Timing: No GBA+ was previously conducted on this item

Moving Forward

This Gender Impact Statement continues and expands on our collective effort at reviewing and reporting on how budgetary decisions affect groups of New Brunswickers differently. Gender Impact Statement 2025-2026 represents GNB's continued effort to advance comprehensiveness and transparency. We are committed to ensuring that gender equality, diversity inclusion, and accessibility remain central components of decision-making.

By recognizing and addressing the diverse needs and experiences of all individuals, Government can ensure that policies and budgets reflect the realities of the communities they serve. Moving forward, it is imperative to continue a whole-of-government approach to establishing clear goals and commitments to further develop the gender and diversity impact reports shared in the annual Gender Impact Statement. Additionally, Women's Equality will intentionally engage with stakeholders to gather their valuable insight and feedback on how the Gender Impact Statement can continue to grow, improve, and effectively meet their needs. Through sustained and collaborative efforts, we can continue to create a more responsive and equitable budgeting process for all New Brunswickers.

If you have any comments or suggestions about this process, we invite you to share them with us. Please reach out to us.

Acknowledgements

Women's Equality and the Department of Finance and Treasury Board would like to sincerely thank the numerous departmental program and policy advisors and managers, finance directors, and GBA+ Champions who contributed to the development of this Gender Impact Statement. Additionally, we would like to acknowledge the commitment of our colleagues at the Department of Post-Secondary Education, Training and Labour for providing consistent and reliable gender-disaggregated workforce data.

[1] Population estimates, quarterly (statcan.gc.ca)
[2] Population estimates on July 1st, by age and sex (statcan.gc.ca)
[3] Profile table, Census Profile, 2021 Census of Population - New Brunswick [Province] (statcan.gc.ca)
[4] Estimates of the components of international migration, quarterly (statcan.gc.ca)
[5] Estimates of the components of interprovincial migration, quarterly (statcan.gc.ca)
[6] Population estimates on July 1st, by age and sex (statcan.gc.ca)
[7] Information provided by the Department of Post-Secondary Education, Training, and Labour
[8] Statistics Canada defines Men+ as including men and some non-binary persons
[9] Statistics Canada defines Women+ as including women and some non-binary persons
[10] Profile table, Census Profile, 2021 Census of Population - New Brunswick [Province] (statcan.gc.ca)
[11] Labour force characteristics by sex and detailed age group, annual (statcan.gc.ca)
[12] Add/Remove data - Tax filers and dependants with income by after-tax income, sex and age
[13] Employee wages by industry, annual (statcan.gc.ca)
[14] Proportion of women and men employed in occupations, annual (statcan.gc.ca)
[15] Labour Force Survey: Public Use Microdata File (statcan.gc.ca)
[16] Add/Remove data - Low income statistics by age, sex and economic family type
[17] Living-Wages-in-New-Brunswick-2024.pdf
[18] NB Data Portal - Human Development Council
[19] Housing, Infrastructure and Communities Canada - Everyone Counts 2020-2022: Preliminary Highlights Report
[20] Housing, Infrastructure and Communities Canada - Everyone Counts 2020-2022: Preliminary Highlights Report
[21] A portrait of Canadians who have been homeless
[22] The State of Women's Housing Need & Homelessness in Canada
[23] Permanent Residents – Monthly IRCC Updates - Open Government Portal (canada.ca)
[24] New data on disability in Canada, 2022 (statcan.gc.ca)
[25] Information provided by the Department of Post-Secondary Education, Training and Labour
[26] The right to housing for people with disabilities | Canadian Human Rights Commission (chrc-ccdp.gc.ca)
[27] Newsletter_Issue_27-Final-Online_1.pdf (gbvlearningnetwork.ca)
[28] Profile table, Census Profile, 2021 Census of Population - New Brunswick [Province] (statcan.gc.ca)
[29] First Nations Communities - Indigenous Affairs (gnb.ca)
[30] Canada's Transgender and Non-Binary Population: Data Visualization Tool (statcan.gc.ca)